UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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Hudson Pacific Properties, Inc.
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HUDSON PACIFIC PROPERTIES

2022 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DEAR FELLOW STOCKHOLDER:
On behalf of the Board of Directors of Hudson Pacific Properties, Inc., I invite you to attend our Annual Meeting of Stockholders on Thursday, May 19, 2022 at 9:00 a.m. (PDT). The meeting will be held at our headquarters, located at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025. Please see page 5 of the Proxy Statement for information on how to vote.
Hudson Pacific accomplished a great deal in 2021, staying true to our core strategy. We further expanded our office and studio portfolios within global centers of innovation. We delivered on exceptional value-creating redevelopment opportunities and grew our studio platform by acquiring new production service lines and adding another large-scale, purpose-built studio to our development pipeline. All this, while successfully capitalizing on our office lease expirations and maintaining a strong and flexible balance sheet.
The long-term outlook for the unique type of properties and experience Hudson Pacific provides for its studio and office tenants has never been brighter. For over a decade, we’ve remained diligent in our focus on high-barrier-to-entry markets propelled by the growth of tech and media. We’ve also put ourselves at the forefront of owning and operating production studios, where operational complexity and unique relationships create significant barriers to building a platform at scale. Our strategy has proven out and remains well intact, as the pandemic has only accelerated pre-existing demand trends, driving abundant capital to the tech and media industries.
In 2022, Hudson Pacific will continue to do what we do best—creating significant shareholder value by transforming underperforming real estate in global tech and media markets and leasing that space to meet the modern workplace needs of today’s and tomorrow’s leading companies. We are specifically focused on five key objectives this year:
•
first, to successfully address our 2022 office lease expirations, while capturing double-digit mark-to-market on rents;

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second, to execute successfully on our near-term value-creation office and studio development opportunities, including Sunset Glenoaks and Washington 1000;

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third, to recycle capital from non-strategic asset sales into strategically aligned acquisition opportunities, be it office or studio assets, production services businesses or share repurchases;

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fourth, to maintain a strong, flexible balance sheet with ample liquidity to run and grow our business;

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and finally, to continue to undertake innovative and impactful ESG endeavors that further differentiate Hudson Pacific in the areas of sustainability, health and equity.

We value your engagement, and we thank you for your continued support of Hudson Pacific.
Sincerely yours, Victor J. Coleman Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Please join us for the 2022 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc., a Maryland corporation. The meeting will be held at 9:00 a.m. (PDT), on Thursday, May 19, 2022 at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025.
At the 2022 Annual Meeting of Stockholders, our stockholders will consider and vote on the following matters:
1
The election of 10 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies;

2
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3
The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2021, as more fully disclosed in the accompanying Proxy Statement; and

4
Any other business properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must own shares of Hudson Pacific Properties, Inc. common stock at the close of business on March 22, 2022, the record date for the 2022 Annual Meeting of Stockholders, or hold a proxy from such a record holder, to attend and vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. If you plan to attend, please bring a picture I.D. and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 22, 2022. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting. Regardless of whether you will attend, please authorize your proxy electronically through the Internet or by telephone or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to your proxy card. Authorizing a proxy in any of these ways will not prevent you from voting at the 2022 Annual Meeting of Stockholders if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.
By Order of the Board of Directors, Kay L. Tidwell Executive Vice President, General Counsel, Chief Risk Officer and Secretary

This Proxy Statement and accompanying proxy card are available beginning April 1, 2022 in connection with the solicitation of proxies by the Board of Directors of Hudson Pacific Properties, Inc. for use at the 2022 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2021 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder.
Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2022: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2021 Annual Report are available at www.edocumentview.com/HPP.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
PROXY SUMMARY
2021 BUSINESS AND PERFORMANCE HIGHLIGHTS(1)
In 2021 we successfully reached the high end of our outlook in another pandemic-challenged year as we benefited from our diversified portfolio of studio and office properties. Leasing momentum remained strong, as did rent collections among office and studio tenants. We were able to achieve strong financial results and position the Company for long-term success while also making significant progress on our corporate responsibility and ESG initiatives. Our seasoned management team continues to execute on our strategic priorities, all aimed at creating long-term value.
(1)
Please refer to Appendix A for additional information regarding our non-GAAP financial measures.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
2021 COMPENSATION HIGHLIGHTS
The Compensation Committee of the Board (or Compensation Committee) believes that an executive compensation program that strongly links the compensation of our executive officer and the short- and long-term performance of the Company is a key driver of our financial success. The Compensation Committee designed our 2021 executive compensation program to emphasize the relationship between compensation earned and our financial, operational (including environmental, social and governance (ESG) factors), strategic and long-term total shareholder return, or TSR, performance.
PAY-PERFORMANCE ALIGNMENT
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91% of our CEO’s 2021 total annual compensation was variable and performance-based (81% on average for our other named executive officers, or NEOs)

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38% of our CEO’s 2021 total annual compensation will only be earned if significant TSR-based performance goals are achieved (27% on average for our other NEOs)

FORMULAIC INCENTIVE COMPENSATION
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65% of our 2021 cash bonus program was based on the achievement of rigorous financial measures with the other 35% based on the successful achievement of other strategic initiatives that significantly contribute to our long-term success, including the results of our studio segment

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The 2019 Outperformance Plan (OPP) did not achieve minimum performance goals and therefore concluded with zero dollars earned

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2020 and 2021 Performance LTIP units of our operating partnership, or LTIP Units, are earned based on the achievement of operational performance metrics (including sustainability goals) and require superior TSR performance based on rigorous absolute and relative hurdles

STRONG COMPENSATION GOVERNANCE
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Mandatory holding period of three years beyond the vesting date of time-based LTIP Units and two years beyond the vesting date of any LTIP units earned under the 2021 Performance Unit program

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Clawback policy that covers incentive-based compensation paid to executive officers

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Stock ownership guidelines for executives and directors, with ownership requirement of 10x base salary for the CEO

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Double-trigger change-in-control provisions and no excise tax gross-ups

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Anti-hedging and anti-pledging policies that prohibit executives and directors from hedging and pledging our securities

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
CORPORATE GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to sound corporate governance and ensuring full compliance and accountability to stockholders in accordance with all laws and regulations. Dedication to these principles and the highest ethical standards are essential to both short- and long-term value creation and preservation. The Company adheres to the following best practices:
STOCKHOLDER RIGHTS
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No staggered board (annual election of all directors)

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Annual “Say-On-Pay” voting

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Majority voting in uncontested director elections

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Active stockholder engagement

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No stockholder rights plan

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Stockholder power to amend Bylaws

INDEPENDENT OVERSIGHT
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Majority (90%) of directors are independent

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Lead Independent Director, responsible for leading regularly scheduled executive sessions of independent directors

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All Audit, Compensation, Governance and Investment Committee members are independent

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Commitment to Board refreshment, with four new independent directors appointed since 2017

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Independent director tenure averages 7.0 years

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Active board oversight as it relates to corporate strategy and risk management

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“Audit Committee Financial Expert”

POLICIES
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Clawback policy

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Anti-hedging policy

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Anti-pledging policy

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Stock ownership requirements for executive officers and directors

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Commitment to Board diversity, added a third female board member in 2021

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
CORPORATE RESPONSIBILITY HIGHLIGHTS
Our ESG platform, Better BlueprintTM, is informed by decades of experience and what we believe to be best practices across every aspect of real estate. Better BlueprintTM brings to life our vision of vibrant, thriving urban spaces and places built for the long term. Its principles and objectives provide a common thread that authentically guides our work and relations with tenants, employees, investors and partners. Through this program, we aim to foster the growth of sustainable, healthy and equitable cities—vibrant cities, today and in the future. Significant milestones and accomplishments for the year include:

SUSTAINABLE

Minimizing our Footprint

GRESB 5-Star designation for third consecutive year, and recognized as an Office Sector Leader for the Americas, ranking first in the development benchmark

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100% carbon neutral operations and 100% renewable electricity across our entire real estate operating portfolio

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82% of our in-service office portfolio is LEED certified and 71% is ENERGY STAR certified

HEALTHY

Healthy Buildings, Healthy Lives

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EQUITABLE

Vibrant, Thriving Cities for All

Robust internal DEI programming that includes Employee Resource Groups and a total of 142 hours of intensive, cohort-based training

—

—

For more information on Better BlueprintTM see page 25.
LINKING EXECUTIVE PAY TO ESG PERFORMANCE
We strive to build sustainable, equitable, healthy and diverse communities through a combination of innovative real estate solutions, meaningful cross-sector partnerships, and exemplary ESG performance. Our commitment to ESG performance is illustrated by the inclusion of ESG metrics into both our short-term and long-term incentive programs, including:
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A review of our overall ESG accomplishments throughout the year in the assessment of other key corporate performance factors in our annual cash bonus program; and

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Measurable sustainability goals in our Performance Unit program.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
VOTING INFORMATION
MATTERS TO BE VOTED ON AT OUR 2022 ANNUAL MEETING
PROPOSAL	BOARD RECOMMENDATION	PAGE
Proposal No. 1: Election of Directors	FOR each nominee	6
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	FOR	14
Proposal No. 3: Advisory Approval of Executive Compensation (“Say-On-Pay Vote”)	FOR	15
VOTE REQUIRED TO APPROVE AN ITEM OF BUSINESS
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 3), the affirmative vote of a majority of the votes cast on the proposal is required.
HOW TO VOTE

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
PROPOSAL NO. 1—ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will be entitled to elect 10 directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. The Board has nominated Victor J. Coleman, Theodore R. Antenucci, Karen Brodkin, Ebs Burnough, Richard B. Fried, Jonathan M. Glaser, Robert L. Harris II, Christy Haubegger, Mark D. Linehan and Andrea Wong for election as directors. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee, or the Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of Hudson Pacific Properties, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires and his or her successor is elected and qualifies.
Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable or declines to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.
The Board unanimously recommends that the stockholders vote “FOR” the 10 director nominees.
MEMBERS OF THE BOARD OF DIRECTORS
NAME	AGE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	INVESTMENT COMMITTEE	SUSTAINABILITY COMMITTEE
Victor J. Coleman*	60
Theodore R. Antenucci†	57
Karen Brodkin†	57
Ebs Burnough†	42
Richard B. Fried†	54		Chairperson
Jonathan M. Glaser†	59
Robert L. Harris II†	63
Christy Haubegger†	53					Chairperson
Mark D. Linehan†	59	Chairperson
Andrea Wong†	55			Chairperson

*
Chief Executive Officer and Chairman of our Board

†
Independent within the meaning of applicable NYSE listing standards and SEC rules

   Committee member

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
PROFILE OF NOMINEES

Gender

70% Male
30% Female

Ethnicity

70% White
10% Black
10% Asian
10% Hispanic or Latino

Age

70% 40-49
20% 50-59
10% 60-65

Average Tenure of 7.5 Years

Burnough
Brodkin
Haubegger
Wong
Harris
Antenucci
Coleman
Fried
Glaser
Linehan
0
2
4
6
8
10
12

90%
Independent

30%
Underrepresented Communities
Asian, Black, Latino & LGBTQ+

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
DIRECTOR NOMINEE SKILLS AND EXPERIENCE
	EXECUTIVE LEADERSHIP EXPERIENCE	PUBLIC BOARD EXPERIENCE	KEY INDUSTRY EXPERIENCE(1)	KEY MARKETS EXPERTISE(2)	FINANCIAL EXPERTISE(3)	CAPITAL MARKETS EXPERTISE	ADVANCED DEGREE PROFESSIONAL ACCREDITATION
Coleman	•	•	•	•		•	•
Antenucci	•	•	•	•		•
Brodkin	•		•				•
Burnough	•		•	•
Fried	•	•	•	•	•	•
Glaser	•	•			•	•	•
Harris	•	•	•
Haubegger	•	•	•				•
Linehan	•	•	•		•		•
Wong	•	•	•	•			•

(1)
Media, Tech or Real Estate Industry Experience

(2)
Los Angeles, Silicon Valley, San Francisco, Seattle, Vancouver or London/UK Market Experience

(3)
Finance or Accounting Expertise

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
DIRECTOR BIOGRAPHICAL INFORMATION
Victor J. Coleman Age: 60 Director Since: IPO
Mr. Coleman serves as Chief Executive Officer and Chairman of our Board, and has been a member of the Board since our IPO. Prior to the formation of our Company, Mr. Coleman founded and served as a managing partner of our predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles, California. Mr. Coleman is an active community leader, and is on the Founding Board of Directors for the Ziman Center for Real Estate (from 2004 to the present) at the UCLA Anderson School of Management, and also serves on the Boards of the Ronald Reagan UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission and the Los Angeles Chapter of the World Presidents’ Organization. In 2015, Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, and the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park. Mr. Coleman’s experience as a director also includes service on the board of other publicly traded real estate investment trusts, or REITs, such as Douglas Emmett, Inc. (from 2006 to 2009) and Kite Realty (since 2012), where he currently serves as a member of its compensation committee. Mr. Coleman is also an investor in the Vegas Golden Knights, a National Hockey League team. He holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts in History from the University of California, Berkeley. Mr. Coleman was selected by our Board to serve as a director based on his deep knowledge of our Company and his experience in the real estate investment industry and pursuant to the terms of his employment agreement. He is a member of our Sustainability Committee.

Theodore R. Antenucci Age: 57 Director Since: IPO
Mr. Antenucci has served as a member of our Board since our IPO. Since March 2011, Mr. Antenucci has served as President and Chief Executive Officer of Catellus Development Corporation, a leading national land developer. Until June 2011, Mr. Antenucci was also President and Chief Investment Officer of Prologis, as well as a member of its Executive Committee. Prologis is a global provider of distribution facilities with over $32 billion in real estate assets under management. He also served on the Board of Directors for Prologis European Properties, a public fund trading on the Euronext stock exchange in Amsterdam, from 2009 through June of 2011. Before joining Prologis in September 2005, Mr. Antenucci served as President of Catellus Commercial Development Corp., and was responsible for all development, construction and acquisition activities. Additionally, Mr. Antenucci has served on the board of trustees of the Children’s Hospital Colorado Foundation since December of 2010. Mr. Antenucci has also served on the board of directors of Iron Mountain, Inc., where he served on its audit committee. He earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara. Mr. Antenucci was selected by our Board based on his experience as an executive and board member of a REIT and his extensive real estate and development expertise in the Southern California market. He is a member of our Audit and Investment Committees.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Karen Brodkin Age: 57 Director Since: January 2021
Ms. Brodkin has served as a member of our Board since January 2021. She currently serves as Executive Vice President of Content Strategy & Development at Endeavor and Co-Head of WME SPORTS, where she has worked since 2014. Previously, Ms. Brodkin worked for Fox Networks Group starting in 1999 where she served as the Executive Vice President of Business and Legal Affairs from 2007 until 2014. In this role she oversaw the business and legal affairs team that negotiated professional and collegiate media rights acquisitions, talent and marketing agreements. Before that, Ms. Brodkin spent five years as an entertainment attorney at two Los Angeles-based entertainment firms, where she represented talent and studio clients. Ms. Brodkin currently serves on the Board of Directors of the U.S. Soccer Foundation. She is the former Chairperson of the Board of Directors of the Los Angeles Sports Council. In April 2015, Ms. Brodkin was honored by Los Angeles Family Housing for her work in helping families transition out of homelessness and poverty, and in June 2015 she joined their board of directors, where she continues to serve. Ms. Brodkin received her Juris Doctor from the University of California, Hastings College of the Law, where she graduated Order of the Coif, and graduated from the University of California, Berkeley, where she earned a Bachelor of Arts degree with dual majors in Political Science and Art History. She was selected by our Board to serve as a director based on her expertise in the entertainment industry and professional relationships. She is a member of our Governance and Sustainability Committees.

Ebs Burnough Age: 42 Director Since: March 2022
Mr. Burnough was appointed to serve as a member of our Board in March 2022. He is currently the Managing Director of Hatch House Productions, a production company focusing on film, television and theatre, which he joined in January 2017. Additionally, he serves as the President and founder of Ebs Burnough Solutions International (EBSI) a firm dedicated to providing clients with an interdisciplinary approach to marketing, communications and event production, founded in 2013. Prior to founding EBSI, Mr. Burnough served as Director of Communications for AERIN, a global lifestyle brand founded by cosmetics entrepreneur Aerin Lauder and also served as Deputy White House Social Secretary, where he developed and executed hundreds of events on behalf of President and Mrs. Obama, including the G-20 Global Summit, numerous White House State Dinners, as well as producing “Broadway at the White House,” televised on PBS. He currently serves on the boards of Sundance Institute Board of Trustees, as its Chair, Mrs. Wordsmith and Steppenwolf Theater and as an advisory board member of The Actors Fund. Mr. Burnough received a Bachelor of Science in Communications from Northwestern University. Mr. Burnough was selected by our Board to serve as a director based on his government experience as well as his career in the media and entertainment industry. He is a member of our Compensation Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Richard B. Fried Age: 54 Director Since: IPO
Mr. Fried has served as a member of our Board since our IPO. His selection as a member of our Board was made in connection with the negotiation of our formation transactions. Mr. Fried is currently a Managing Member and head of the real estate group at Farallon Capital Management, L.L.C., an investment management company that he has been with since 1995. Mr. Fried also currently serves as a board member of Playa Hotels & Resorts, N.V., a position he has held since 2018. Previously, Mr. Fried was a Vice President in acquisitions for Security Capital Industrial Trust (now called Prologis), a REIT specializing in industrial properties. He has also worked as an associate in capital markets at JMB Institutional Realty Corporation. Mr. Fried graduated from the University of Pennsylvania with a Bachelor of Science degree in Economics and a Bachelor of Arts degree in History. Our Board has determined that Mr. Fried should serve as a director based on his familiarity with our Company since inception and his experience in the real estate investment industry. Mr. Fried serves as Chairperson of our Compensation Committee and is a member of our Investment Committee.

Jonathan M. Glaser Age: 59 Director Since: IPO
Mr. Glaser has served as a member of our Board since our IPO. Mr. Glaser has been Managing Member of JMG Capital Management LLC since he founded the company in 1992. JMG Capital Management LLC is the General Partner of JMG Capital Partners, L.P., an investment limited partnership that has been a leader in various capital market strategies, private placements and additional financing strategies. Prior to founding JMG, Mr. Glaser was a member floor trader on both the American Stock Exchange and Pacific Stock Exchange. Mr. Glaser received a Juris Doctor degree from the Boalt Hall School of Law at the University of California, Berkeley, as well as a Bachelor of Arts degree from the University of California, Berkeley. Our Board has determined that Mr. Glaser should serve as a director based on his capital markets expertise, as well as his extensive experience in portfolio management, financial oversight and directorship service. Mr. Glaser is a member of our Audit Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Robert L. Harris II Age: 63 Director Since: December 2014
Mr. Harris has served as a member of our Board since December 2014. He most recently served as Chairman of Acacia Research Corporation, where he served as a director since 2000, as President from 2000 to 2012 and as Executive Chairman of the Board from 2012 to 2016. Mr. Harris previously served as President and a director of Entertainment Properties Trust, a publicly traded entertainment, recreation and specialty real estate company which Mr. Harris founded, from 1997 to 2000. From 1993 to 1997, he led the International Division and served as Senior Vice President of AMC Entertainment. Prior to that, Mr. Harris served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services. He has also served on the boards of the George L. Graziadio School of Business and Management at Pepperdine University, CombiMatrix Corporation, True Religion Brand Jeans, the USA Volleyball Foundation and Imperial Bancorp. Our Board has determined that Mr. Harris should serve as a director on our Board based on his experience with REITs and as a member of senior management at both publicly traded and privately held companies. Mr. Harris is a member of our Compensation Committee and he serves as our Lead Independent Director.

Christy Haubegger Age: 53 Director Since: March 2019
Ms. Haubegger has served as a director since March 2019. She is currently Executive Vice President, Chief Enterprise Inclusion Officer at WarnerMedia, which is owned by AT&T Inc. Previously, she led multicultural business strategy for Creative Artists Agency, or CAA, providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients. Prior to that, Ms. Haubegger worked in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures. She also previously served on the board of Latina Media Ventures from 2003 to 2018, and currently serves on the boards of the NYSE-listed company RTW Retailwinds, Inc. and Management Leadership for Tomorrow, a non-profit organization that works to increase the number of minority business leaders. Ms. Haubegger is also a founding member of TIME’S UP, an initiative that addresses systematic inequality and injustice in the workplace. She received a Juris Doctor degree from Stanford University and a Bachelor of Arts degree from the University of Texas at Austin. Ms. Haubegger was selected by our Board to serve as a director based on her expertise in the entertainment industry and professional relationships. She also serves as the Chairperson of our Sustainability Committee and is a member of our Governance Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Mark D. Linehan Age: 59 Director Since: IPO
Mr. Linehan has served as a member of our Board since our IPO. Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993. Wynmark Company is a private real estate investment and development company with interests in properties in California, Nevada and Montana. Prior to founding Wynmark Company, Mr. Linehan was a Senior Vice President with the Trammell Crow Company in Los Angeles, California. Before that, Mr. Linehan was with Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm. He currently serves on the board of Cannae Holdings, Inc. and Austerlitz Acquisition Corp I, and II. He previously served on the board of Condor Hospitality Trust, a publicly traded REIT. Mr. Linehan is actively involved with the community through his service as Chairman of Direct Relief and on the board of the National Cowboy and Western Heritage Museum, as well his previous board membership with the UC Santa Barbara Foundation and the Camino Real Park Foundation. Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant. Mr. Linehan was selected by our Board based on his extensive experience in real estate investment and development as well as his expertise in accounting matters. Mr. Linehan is the Chairperson of our Audit Committee and is a member of our Investment Committee.

Andrea Wong Age: 55 Director Since: August 2017
Ms. Wong has served as a member of our Board since August 2017. Ms. Wong also serves on the boards of Liberty Media Corporation, Qurate Retail Group, Oaktree Acquisition II Corporation and Roblox Corporation. She is a Governor of the British Film Institute and a Trustee of the Royal Academy of Arts. Ms. Wong was most recently President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment based in London. She oversaw Sony Pictures Television’s 18 overseas production companies, creating nearly 1,300 hours of entertainment around the world each year. Among her many achievements in this role, Ms. Wong brought The Crown to Sony, winner of the Golden Globes for Best Drama Television Series and numerous other accolades. As President, International for Sony Pictures Entertainment, Ms. Wong guided the company on matters impacting international production and championed the studio’s interests abroad. Previously, Ms. Wong served as President and CEO of Lifetime Networks where she oversaw the operations of Lifetime Television, Lifetime Movie Network, Lifetime Real Women, and Lifetime Digital, including programming, marketing, advertising sales, affiliate sales, public affairs, business and legal affairs, strategic planning, operations and research. Prior to that, Ms. Wong was Executive Vice President, Alternative Programming, Specials and Late Night at ABC where she developed shows such as The Bachelor, the U.S. version of Dancing with the Stars and the Emmy-award winning Extreme Makeover: Home Edition. Ms. Wong graduated from MIT with a degree in electrical engineering and received a MBA from Stanford University. She is a Henry Crown Fellow at the Aspen Institute. Ms. Wong was selected by our Board to serve as a director based on her experience in the media and entertainment industry. Ms. Wong is the Chairperson of our Governance Committee.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. During 2021, Ernst & Young LLP served as our independent registered public accounting firm and reported on our consolidated financial statements for that year.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
The Board unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
PROPOSAL NO. 3—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)
BACKGROUND
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. Our Board has decided that we will hold an annual advisory vote to approve the compensation of our NEOs, or Say-on-Pay Proposal, in light of the fact that a substantial majority of the votes cast at our annual stockholders’ meeting held in June 2017 were voted in favor of holding an annual advisory vote.
We have always believed that our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders. A significant portion of our executives’ cash compensation is variable, at risk and tied to the short-term success of the Company. In addition, our long-term equity award program has been and continues to be a substantial component of our executive compensation program, and annual LTIP Unit and multi-year performance awards motivate our executives to lead the Company to achieve long-term financial goals that are expected to result in increased stockholder value.
We believe that our executive compensation program is designed to enable us to attract, motivate and retain executive talent, who are critical to our success. In addition, our executive compensation program is intended to link significant components of our program to the achievement of corporate and individual performance objectives in order to focus our executives’ efforts on building stockholder value, thereby aligning their interests with those of our stockholders.
We encourage our stockholders to review the “Compensation Discussion & Analysis” section as well as tabular and other disclosures in this Proxy Statement for more information.
RECOMMENDATION
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, the following resolution will be submitted for stockholder approval at the 2022 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve, on an advisory basis, the 2021 compensation of Hudson Pacific Properties, Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Hudson Pacific Properties, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”
The Board unanimously recommends that you vote “FOR” the advisory approval of the compensation of our NEOs for the fiscal year ended December 31, 2021, as more fully disclosed in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
CORPORATE GOVERNANCE
BOARD LEADERSHIP AND STRUCTURE
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on the size, industry, operations, history and culture of a company.
Our Board currently believes that our existing leadership structure—under which our Chief Executive Officer serves as Chairman of the Board and the Lead Independent Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those who oversee the Company and those who manage it on a day-to-day basis, and achieves the optimal governance model for us and for our stockholders. Mr. Coleman’s knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the Chairman’s responsibility to develop agendas that focus the time and attention of our Board on the most critical matters. Effective January 1, 2021, the independent members of our Board selected Mr. Harris to serve as Lead Independent Director, whose specific responsibilities include presiding over portions of regularly scheduled meetings at which only our independent directors are present, serving as a liaison between the Chairman and the independent directors, and performing such additional duties as our Board may otherwise determine and delegate.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
our Board is not staggered, with each of our directors subject to election annually;

•
of the ten persons who currently serve on our Board, our Board has determined that 9, or 90%, of our directors satisfy the independence standards of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•
at least one of our directors qualifies as an “Audit Committee Financial Expert” under applicable SEC rules and all committee members are independent under applicable NYSE and SEC rules for committee membership;

•
our Bylaws provide that our directors are elected by a majority voting standard in uncontested elections of directors;

•
our stockholders have the power to amend our Bylaws without the concurrence of our Board;

•
we have opted out of the control share acquisition statute in the Maryland General Corporation Law, or the MGCL, and have exempted from the business combination provisions of the MGCL any business combination that is first approved by our Board, including a majority of our disinterested directors;

•
we do not have a stockholder rights plan;

•
we prohibit executives and directors from pledging or hedging our securities; and

•
we maintain stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary; currently all of our NEOs have met their ownership guidelines with the exception of our new NEOs, who have four years to become compliant.

Our Governance Committee regularly reviews our corporate governance posture in light of evolving trends in governance and stockholder rights, and makes recommendations to our Board.
The son of Mr. Harris, our Lead Independent Director, is employed by the Company in our acquisitions department. The Governance Committee considered this factor in evaluating Mr. Harris’ independence, and determined that

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
this relationship does not affect his ability to serve as an independent director or our Lead Independent Director. The son of Mr. Coleman, our CEO and Chairman of the Board, is also employed by the Company in our acquisitions department.
Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Richard A. Harris II, our Lead Independent Director, presides over executive sessions of the Board.
BOARD MEETINGS AND ATTENDANCE
The Board held six regularly scheduled and special meetings and acted by unanimous consent on six occasions during 2021 to review significant developments, engage in strategic planning and act on matters requiring Board approval. All of our incumbent directors attended or participated in an aggregate of at least 75 percent of the Board meetings, and the meetings of committees on which he or she served, during the period that he or she served in 2021.
While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. All of our directors attended our 2021 virtual annual meeting of stockholders via webcast.
BOARD COMMITTEES
Our Board has established five standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, an Investment Committee and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements of the NYSE, as amended or modified from time to time, and applicable SEC rules with respect to each of these committees. Each of the Audit, Compensation, Governance and Investment committees consists exclusively of independent directors. Our Board may from time to time establish other committees to facilitate the management of our Company.
The Audit Committee, Compensation Committee and Governance Committee charters are available on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com.
AUDIT COMMITTEE
Our Audit Committee consists of three of our independent directors. We have determined that the Chairperson of our Audit Committee qualifies as an “Audit Committee Financial Expert” as that term is defined by the applicable SEC

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rules and NYSE corporate governance listing standards. Our Board has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements and financial reporting process;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

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our compliance with financial, legal and regulatory requirements;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function; and

•
our overall risk profile.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement. Mr. Linehan is Chairperson, as well as our Audit Committee Financial Expert, and Messrs. Antenucci and Glaser are members of the Audit Committee. During 2021, the Audit Committee met a total of five times.
Audit Committee Financial Experts
Our Board has determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Linehan, Antenucci and Glaser were each determined by our Board to be “financially literate” in accordance with SEC rules, including based on their prior experience: Mr. Antenucci has a Bachelor of Arts degree in Business Economics, and Mr. Glaser has extensive experience in financial oversight.
Our Board determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert” as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:
•
Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara;

•
Mr. Linehan is a Certified Public Accountant;

•
Mr. Linehan was previously employed by Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm; and

•
Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993.

COMPENSATION COMMITTEE
The Compensation Committee consists of three of our independent directors. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

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•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our Proxy Statement and annual report disclosure requirements;

•
producing a report on executive compensation to be included in our annual Proxy Statement;

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•
considering the independence of its compensation advisers.

The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant to certain employees equity awards under the Company’s Amended and Restated 2010 Incentive Award Plan, or the 2010 Plan. Mr. Fried is Chairperson and Mr. Harris and Mr. Burnough are members of the Compensation Committee. During 2021, the Compensation Committee met five times, and acted by unanimous consent on four occasions.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Governance Committee consists of three of our independent directors. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Governance Committee, including:
•
identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board and recommending nominees for election as directors at the annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•
recommending to the Board nominees for each committee of the Board;

•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•
overseeing the Board’s evaluation of the performance of management.

Ms. Wong is Chairperson and Mses. Brodkin and Haubegger are members of the Governance Committee. During 2021, our Governance Committee held two meetings.
INVESTMENT COMMITTEE
Our Investment Committee consists of three of our independent directors. The Investment Committee is tasked with reviewing and recommending acquisition strategies to the full Board and approving the acquisition of certain assets with a purchase price above $150,000,000 and up to the dollar thresholds set by the Board. The Investment Committee may also review and make recommendations to the full Board on acquisition and investment transactions that exceed the Investment Committee’s approval authority. Messrs. Antenucci, Fried, and Linehan are members of the Investment Committee. During 2021, our Investment Committee held one meeting.
SUSTAINABILITY COMMITTEE
Our Sustainability Committee is responsible for providing oversight and strategic direction for our corporate responsibility program and advises our SVP, Innovation, Sustainability and Social Impact, on key initiatives and goals. Ms. Haubegger is Chairperson and Mr. Coleman and Ms. Brodkin are members of the Sustainability Committee.
During 2021, our Sustainability Committee held two meetings.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
AMENDMENTS TO OUR CHARTER
Amendments to our charter generally require the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The affirmative vote of holders of shares entitled to cast at least two-thirds of votes entitled to be cast on a matter is required only to amend the provisions of our charter specifying the vote required to remove a director or to amend this voting requirement.
STOCKHOLDERS’ POWER TO AMEND BYLAWS
In overseeing our corporate governance structure, our Board continuously reviews our corporate governance and considers whether any changes are necessary or desirable. As part of this review our Board considered an amendment to our Bylaws to allow our stockholders (without the concurrence of our Board) to implement bylaw amendments. Following a thorough review, effective March 17, 2022, our Board adopted and approved an amendment to our Bylaws to permit our stockholders to amend the our Bylaws, without the concurrence of the Board, other than the provisions requiring indemnification of our directors and officers and the provisions governing amendments to the Bylaws, by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, pursuant to a binding proposal submitted by a stockholder that satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Exchange Act, for the periods and as of the dates specified therein, upon notice given in accordance with the Company’s Bylaws. Previously, our Bylaws provided that our Board had the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.
DIRECTOR COMPENSATION
Our Board has approved a compensation program for our non-employee directors, or Director Compensation Program, which governed our 2021 non-employee director compensation. This program is intended to appropriately compensate our directors for the time and effort necessary to serve on the Board.
2021 DIRECTOR COMPENSATION PROGRAM
The 2021 Director Compensation Program consists of the components listed below:
Annual Cash Retainer(1)	$70,000(2)
Additional Cash Retainers(1):
Lead Independent Director	$35,000(2)
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$15,000
Chair of the Governance Committee	$12,500
Chair of the Sustainability Committee	$7,500
Member of the Audit Committee	$12,500
Member of the Compensation Committee	$7,500
Member of the Governance Committee	$7,500
Member of the Sustainability Committee	$5,000
Annual equity award value(3)	$90,000

(1)
Paid in quarterly installments in arrears.

(2)
These amounts were effective as of October 2021 and prior to that date were $65,000 for the annual cash retainer and $25,000 for the Lead Independent Director retainer.

(3)
Valued on the date of grant and vests in three equal installments. In lieu of these restricted stock unit (“RSU”) awards, Mr. Fried, who is affiliated with Farallon Capital Management, L.L.C., received cash awards with an equivalent value. These cash awards vest pursuant to the same schedule as the RSU awards granted to the other non-employee directors.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Non-employee directors are permitted to elect to receive up to 100% of their annual and/or committee cash retainers in a combination of cash and/or in the form of fully vested shares or fully vested LTIP Units payable on a current or deferred basis. We also reimburse each of our non-employee directors for travel expenses incurred in connection with attendance at full Board and committee meetings.
In accordance with our 2010 Plan, the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $500,000.
In March 2021, our Board approved an increase to the cash retainer fee of the Chair of the Governance Committee to $12,500, as well as established a cash retainer fee of $5,000 for members of the Sustainability Committee and a fee of $7,500 for the Chair of the Sustainability Committee, in each case, effective as of April 1, 2021. Additionally, in March 2021, in lieu of the annual RSU awards, our Board approved the grant of annual cash awards with an equivalent value to Mr. Fried commencing with the 2022 annual meeting.
In July 2021, our Board approved an increase to the annual cash retainer from $65,000 to $70,000, and an increase to the retainer for the Lead Independent Director from $25,000 to $35,000, in each case, effective as of October 1, 2021, and, commencing with the 2022 annual meeting, an increase in the annual equity award value from $90,000 to $120,000.
Ownership Guidelines
We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of Company stock having a market value equal to or greater than four times their annual cash retainer. Non-employee directors who are newly subject to the guidelines have until four years from the commencement of his or her election to the Board or from the date on which such director is deemed independent to comply with the guidelines. All of our directors are in compliance with these guidelines.
2021 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table provides additional detail regarding the 2021 compensation of our non-employee directors:
NAME(1)	FEE PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	TOTAL ($)
Theodore R. Antenucci	77,500	90,000	167,500
Karen Brodkin	52,500	90,000	142,500
Richard B. Fried	80,000(4)	—	80,000
Jonathan M. Glaser	77,500(5)	90,000	167,500
Robert L. Harris II	93,220(4)	90,000	183,220
Mark D. Linehan	90,000(4)	90,000	180,000
Robert M. Moran, Jr.(6)	48,146(4)	90,000	138,146
Christy Haubegger	68,750	90,000	158,750
Barry A. Porter(7)	86,780(5)	90,000	176,780
Andrea Wong	74,327	90,000	164,327

(1)
Mr. Coleman, our CEO, is not included in this table as he was an employee of the Company in 2021 and did not receive compensation for his services as a director. All compensation paid to Mr. Coleman for the services he provided to us in 2021 is reflected in the Summary Compensation Table. Mr. Burnough is not included in this table as he was appointed to our Board in March 2022 and did not receive 2021 compensation.

(2)
Reflects cash retainer fees actually paid in 2021. In addition to the cash retainer fees, Mr. Fried was granted a cash award with a value of $90,000 (in lieu of his annual equity award), which will vest in three equal annual installments on each of the first three anniversaries of May 20, 2021, subject to continued service on our Board through the applicable vesting dates.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
(3)
With the exception of Mr. Fried, each non-employee director serving on our Board on May 20, 2021, the date of our 2021 Annual Meeting of Stockholders, received a grant of RSUs valued at $90,000 on the grant date, with the number of shares determined by dividing $90,000 by the closing price of our common stock on the grant date. Each RSU award will vest, and the restrictions thereon will lapse, in three equal annual installments on each of the first three anniversaries of May 20, 2021, subject to continued service on our Board through the applicable vesting dates. Amounts reflect the full grant-date fair value of RSU awards granted with respect to services performed in 2021 computed in accordance with ASC Topic 718, Compensation—Stock Compensation, or ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards made to directors in Notes 2 and 14 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 18, 2022. As of December 31, 2021, Messrs. Antenucci, Glaser, Harris, Linehan, and Porter and Ms. Wong each held 3,719 shares of our restricted common stock and 3,212 RSUs, Ms. Haubegger held 995 shares of our restricted common stock and 3,212 RSUs and Mr. Fried held 3,719 shares of our restricted common stock.

(4)
Messrs. Fried, Harris and Linehan each elected to receive 100%, 50% and 75%, respectively, of their annual and committee cash retainers in fully vested LTIP Units having an equal value (as of the grant date) to the amount otherwise payable in cash.

(5)
Pursuant to our Director Stock Plan, Messrs. Glaser and Porter elected to receive, on a non-deferred basis, all of their non-committee cash retainer fees earned in 2021 in the form of fully vested shares of our common stock having an equal value (as of the grant date) to the amount otherwise payable in cash.

(6)
Mr. Moran’s term expired on May 20, 2021. In connection with the termination of his service as a director, the Board decided to accelerate the vesting of his unvested restricted stock awards, effective as of May 20, 2021.

(7)
Mr. Porter resigned from the Board on March 17, 2022. In connection with the termination of his service as a director, the Board decided to accelerate the vesting of his unvested restricted stock and RSU awards, effective as of the date of his resignation.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES
The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com.
The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.
When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills and characteristics and perspectives including a diversity of viewpoint, background experience or other demographics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.
Pursuant to our employment agreement with Mr. Coleman discussed below under “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2021 Table—Employment Agreements,” we are required to nominate Mr. Coleman for election as a director during his employment term. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, as defined by the rules of the SEC.
All potential candidates are interviewed by our Chief Executive Officer and Chairman of the Board and our Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.
Stockholders may recommend candidates to our Board. Any recommendation should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. All recommendations for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration. See “Communications with the Board” on page 24 for more information.
CONSIDERATION OF BOARD DIVERSITY
The Company is committed to diversity and recognizes the benefits of having a diverse Board of Directors. We view increasing diversity at the Board level as essential to maintaining our competitive advantage and supporting the attainment of our strategic objectives. Not only does diversity promote the inclusion of different perspectives and ideas, and ensure that the Company has the opportunity to benefit from all available talent, but having a diverse Board also makes prudent business sense and makes for better corporate governance. We believe that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender, cultural and other distinctions between directors. These differences are considered in determining the optimum composition of our Board. All Board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective. The Company’s Nominating and Corporate Governance Committee regularly reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors.
In early 2016, the Nominating and Corporate Governance Committee resolved to strengthen its commitment to diversity by seeking to identify qualified female candidates for appointment. Since then, three independent female directors were added to our Board, well in advance of state law requirements regarding female representation. In addition, the Company is striving to achieve other types of diversity, namely of underrepresented communities; we currently have three directors who fall into this category, positioning Hudson Pacific ahead of most of its peers in diversity on boards.
The Company will continue to ensure that its commitment to diversity is effectively implemented by annually reviewing and assessing the size, composition and operation of the Board, annually considering the recommendation of candidates for appointment or nomination to the Board based upon an assessment of the independence, skills, qualifications and experience of potential candidates and, when required, engaging qualified external advisors to assist the Board of Directors in conducting a search for candidates who meet the Board’s skills and diversity criteria. The Board will routinely assess whether the Board is composed of appropriately qualified members with a broad range of expertise relevant to the Company’s business.

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COMMUNICATIONS WITH THE BOARD
The Board welcomes communications from stockholders. Stockholders and other interested parties may write to the entire Board or any of its members at Hudson Pacific Properties, Inc., c/o Kay L. Tidwell, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o kay@hudsonppi.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.
The General Counsel will perform a legal review in the normal discharge of her duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, résumés and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.
Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, management gathers any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder or interested party for any necessary clarification. Our General Counsel (or her designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.
Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.
CODE OF BUSINESS CONDUCT AND ETHICS
Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code of Business Conduct and Ethics; and

•
accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.
The Audit Committee, Compensation Committee and Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Corporate Governance page of the Investors section of our Website at www.HudsonPacificProperties.com. In addition, these documents also

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
are available in print to any stockholder who requests a copy from our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, or by email at IR@hudsonppi.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conduct an annual performance self- assessment with the purpose of increasing effectiveness of the Board and its committees. (The Company’s Website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s Website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)
CORPORATE RESPONSIBILITY
BETTER BLUEPRINTTM
Our ESG platform, Better BlueprintTM, brings to life our vision of vibrant, thriving urban spaces and places built for the long term. Its principles and objectives provide a common thread that authentically guides our work and relations with tenants, employees, investors and partners. Through this program, we aim to foster the growth of sustainable, healthy and equitable cities—vibrant cities, today and in the future.
SUSTAINABLE
We are committed to leadership in sustainability—whether designing a new property, reimagining a dated building, or managing our existing portfolio. Addressing climate change is the number one focus of our sustainability program, and in 2020, we were one of the first major North American landlords to achieve carbon neutrality across all real estate operations. Our Science-Based Target commits us to go further by reducing absolute Scope 1 and 2 greenhouse gas emissions by 50% by 2030, from a 2018 baseline, excluding financial instruments like unbundled renewable energy credits and carbon offsets. We will rely on our active sustainable technology innovation pipeline, long-term energy procurement strategy, and multiple embodied carbon reduction initiatives to continue our decarbonization journey. More about our bold Sustainability goals, including our goal to achieve net zero waste operations by 2025, can be found in Hudson Pacific’s Corporate Responsibility Report.
HEALTHY
We aim to set our properties apart by providing safe environments that promote wellness and resilience for our employees, tenants and neighbors. Our health and safety program, always a top priority for the company, became paramount during the COVID-19 pandemic. Our Fitwel Viral Response certification was achieved as a result of hundreds of capital improvements, thousands of new MERV-13+ air filters, and implementation of a mobile tenant app at all multi-tenant office properties. We are also deeply committed to advancing wellness and well-being, as we know that the quality of our indoor environment can have a huge impact on both our physical and mental health.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
We consistently deliver state-of-the-art buildings with abundant natural light, convenient access to outdoor space, fitness amenities, healthy food and other wellness-oriented features. We offer in-person and virtual wellness programming at all multi-tenant office properties, and we have a goal to achieve Fitwel certification for at least 50% of our in-service office portfolio by 2025. More about our commitment to health and wellness can be found in Hudson Pacific’s Corporate Responsibility Report.
     2021 HEALTHY ACHIEVEMENTS

+
100% of operating office and studio properties use COVID-safe operational procedures certified under Fitwel’s Viral Response, including but not limited to: use of hospital-grade disinfectants, increased cleaning frequency, maximized outside air and optimized filtration with MERV-13+ filters where possible

+
100% of multi-tenant office properties have a mobile app that regularly promotes health and wellness through virtual fitness classes, mindfulness training, cooking sessions and more

+
Over 90% of our in-service office portfolio is served by bike storage, over 80% has showers and/or lockers and over 50% has on-site fitness amenities

+
33% of our in-service office portfolio is Fitwel certified

EQUITABLE
We seek to create and cultivate communities that champion diversity, equity and inclusion (“DEI”) and afford opportunity for everyone to succeed. This commitment starts with our own employees—we value our diverse employee base, and we have multiple systems and policies in place to celebrate different perspectives, promote an inclusive corporate culture, and advance equity across recruiting, hiring and human capital development processes. We also aim to advance equity externally in our industry and in our local communities. We support key groups aiming to diversify the real estate talent pipeline and advocate for change at the highest levels. Our supplier diversity program includes a company-wide process to track the diversity status of new vendors and a commitment to increase the use of diverse and/or local contractors on-site at all (re)developments to 15% by 2025. We donate at least 1% of net earnings to charitable causes annually and have pledged to invest $20 million by 2025 into innovative homelessness and housing solutions for our core markets. More about the work we’re doing to advance equity internally and in our communities can be found in Hudson Pacific’s Corporate Responsibility Report.
     2021 EQUITABLE ACHIEVEMENTS

+
100% of employees at all of our operating office and studio properties have received training on subjects such as health and safety, leadership development, corporate operations and/or new employee onboarding

+
Robust internal DEI program that includes five Employee Resource Groups (“ERGs”), access to DEI education resources, and a total of 142 hours of intensive, cohort-based DEI training for employees across the organization

+
$3 million investment in Strategic Development Solutions’ Supportive Housing Fund, as part of our five-year commitment to invest $20 million in innovative homelessness and housing solutions in our core markets

+
Over $1.1 million in charitable giving in 2021, with a focus on organizations addressing homelessness, DEI and health and wellness in our core markets

+
Over $650,000 in grants made available to under-represented artists through the Vibrant Cities Arts
Grant, which is associated with our One Westside redevelopment project in partnership with Macerich

+
Long-standing policy of providing every employee with 32 hours of paid volunteer time-off annually, access to a robust Matching Gift program and regular employee volunteering events facilitated by our Hudson Helps Champions Network

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
REPRESENTATION AT THE COMPANY
We embrace and value diversity in all its forms, whether gender, age, race, ethnicity, or cultural background, as we recognize that perspectives from a variety of backgrounds will strengthen performance and promote long-term shareholder value. We are proud that our employee base represents a relatively even gender split and a broad cross-section of racial and ethnic backgrounds that reflects the diverse talent available in our markets. Like many organizations, our management (Director and above) and senior management (SVP and above) teams have lower rates of traditionally under-represented groups, but one of the goals of our internal DEI program is to continue our investments in leadership development, succession planning and innovative recruitment initiatives aimed at ensuring our commitment to employee diversity and equitable representation extends to all levels of the organization.
All Employees*
Management (Director & Above)*

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Senior Management (SVP & Above)*
*
The employee population referenced does not include approximately 167 employees of Star Waggons and Zio Studio Services, which we acquired in Q3 2021.

For more information on our corporate responsibility initiatives, please see our Corporate Responsibility Report, accessible at www.HudsonPacificProperties.com/Responsibility.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Ernst & Young LLP’s fees for the fiscal years ended December 31, 2021 and 2020 were as follows (in thousands):
	FISCAL YEAR ENDED DECEMBER 31,
	2021 ($)	2020 ($)
Audit Fees	1,827	1,384
Audit-related fees	654	50
Tax Fees	1,736	1,344
Total Fees	4,217	2,778
A description of the types of services provided in each category is as follows:
Audit Fees—Includes fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services in connection with the Company’s registration statements, securities offerings and audits of financial statements of subsidiaries.
Audit-Related Fees—Includes fees for professional services provided in connection with assurance services on sustainability disclosures and due diligence for acquisitions.
Tax Fees—Includes recurring tax compliance (returns, E&P, etc.) and consultation on various items including cost segregation and transfer pricing.
All of the services performed by Ernst & Young LLP for the Company during 2021 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
AUDIT COMMITTEE REPORT
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees our financial reporting process on behalf of the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation, consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.
The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, our December 31, 2021 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from us and considered the compatibility of non-audit services with its independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Mark D. Linehan
Theodore R. Antenucci
Jonathan M. Glaser

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
EXECUTIVE OFFICERS
Hudson Pacific Properties, Inc.’s executive officers are as follows:
NAME	AGE	POSITION
Victor J. Coleman	60	Chief Executive Officer and Chairman of the Board
Mark T. Lammas	55	President and Treasurer
Harout Diramerian	47	Chief Financial Officer
Arthur X. Suazo	57	Executive Vice President, Leasing
Steven Jaffe	60	Executive Vice President, Business Affairs
The following section sets forth certain background information regarding the executive officers of Hudson Pacific Properties, Inc., excluding Victor J. Coleman, who is described on page 9 under “Proposal No. 1—Election of Directors”:
Mark T. Lammas serves as the Company’s President and Treasurer, and has previously served as our Chief Operating Officer and Chief Financial Officer. Prior to the formation of our Company, Mr. Lammas was a consultant to our predecessor, Hudson Capital, LLC, from September 2009. Before that time, Mr. Lammas was a Senior Vice President (from 1998 to 2005), then Executive Vice President (from 2006 to 2009) of Maguire Properties, Inc. where he principally oversaw finance and other transactional matters, since first joining that company as its General Counsel in 1998, then assuming other senior executive responsibilities after Maguire Properties went public on the NYSE in 2003. During his tenure, Mr. Lammas directed that company’s major capital market transactions, including corporate and asset financings and common and preferred equity offerings, acted as its principal liaison with institutional partners, and was responsible for compliance with corporate financial covenants and the accuracy of all financial reports and public disclosures. Prior to joining Maguire Properties in 1998, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP, where he specialized in representing developers, institutional investors and pension funds in their acquisition, development, financing, investing, and entity structuring and restructuring activities. Mr. Lammas is a graduate of the Boalt Hall School of Law (University of California, Berkeley). He obtained his Bachelor of Arts degree from the University of California, Berkeley in Political Economies of Industrial Societies, graduating magna cum laude and Phi Beta Kappa.
Harout Diramerian joined our Company in July of 2010 and serves as our Chief Financial Officer. He previously served as Chief Accounting Officer. Prior to joining us, Mr. Diramerian was Vice President of Finance and Analysis at Thomas Properties Group, Inc., or TPG, where he was responsible for corporate level earnings and cash flow projections, net asset valuations, and corporate finance forecasting and analysis. Mr. Diramerian was instrumentally involved in all equity offerings at TPG, including its initial public offering, secondary offering, private placements and an at-the-market equity offering. When he started at TPG in 2003, his primary focus was managing the joint venture relationships and leading the related financial reporting efforts. In addition, Mr. Diramerian was also involved with leading the budgeting and forecasting processes as well as tracking and analyzing property performance. Prior to joining TPG, Mr. Diramerian spent a total of eight years in real estate practice groups, first at Nanas, Stern, Biers, Neinstein and Co. LLP, then at Arthur Andersen LLP, and lastly at KPMG LLP, where he was a manager. Mr. Diramerian is a graduate of the University of California, Santa Barbara, and holds a Bachelor of Arts degree in business economics with an emphasis in accounting.
Arthur X. Suazo, joined our Company in July of 2010 and serves as our Executive Vice President, Leasing. Prior to his current role, Mr. Suazo served as Director of Brokerage Services for Cushman & Wakefield from 2008 and served as Senior Portfolio Leasing Manager for Arden Realty from 1997 to 2006. He formerly served on the board of directors for CareAmerica Federal Credit Union as well as the Collegiate Search Youth Foundation. Mr. Suazo earned his Bachelor of Arts in Business and Healthcare Management from California State University, Northridge.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Steven Jaffe joined our Company in August of 2015 and serves as our Executive Vice President, Business Affairs. He previously served as our Chief Risk Officer. Prior to joining us, he served as Chief Investment Officer and Principal of BH Properties, a private real estate investment company, where he focused on acquisitions, dispositions and the marketing of the company. During his tenure at BH Properties, he also served as Executive Vice President and General Counsel. Prior to joining BH Properties, he served as General Counsel at the real estate investment trust Alexander Haagen Properties/Center Trust. Previously, he worked at the law firms of Russ August and Kabat and Pircher, Nichols and Meeks LLP. Mr. Jaffe earned his Bachelor of Arts in English from the University of California, Berkeley and his Juris Doctor from the University of California, Hastings College of the Law.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. Our NEOs and their positions during 2021 were:
•
Victor J. Coleman, Chief Executive Officer and Chairman of the Board;

•
Mark T. Lammas, President and Treasurer;

•
Harout Diramerian, Chief Financial Officer;

•
Arthur X. Suazo, Executive Vice President, Leasing; and

•
Steven Jaffe, Executive Vice President, Business Affairs.

BUSINESS AND PERFORMANCE(1)
Our executive compensation program is designed to directly motivate and reward management for delivering market-leading operating and financial results that lead to long-term value creation for our stockholders. We continue to focus on employing a best-in-class executive compensation program that maintains a strong link between our NEOs’ compensation and the Company’s performance. We delivered robust performance in 2021 as we continued to successfully navigate an unexpected and volatile operating environment given the ongoing impact of COVID-19 on the office real estate industry. Our 2021 financial and operational performance was highlighted by significant growth. Key performance highlights for the year ended December 31, 2021 include:
(1) Please refer to Appendix A for additional information regarding our non-GAAP financial measures.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
In addition to the above key performance highlights, other key performance indicators of our 2021 success include:
Financial
•
Net income increased 77% to $29.0 million

•
Achieved high end of full-year FFO guidance range of $1.99 per diluted share (excluding specified items)

•
Met or exceeded consensus FFO estimates for all reported quarters in 2021

•
Total revenue year over year increased 18.0% to $240.5 million

•
Achieved GAAP and cash office rent growth of 16.2% and 11.2%, respectively

Balance Sheet
•
Maintained a leverage ratio of 43.2% resulting from $3.2 billion of the Company’s share of unsecured and secured debt and preferred units (net of cash and cash equivalents)

•
Ended the year with $1.0 billion of total liquidity following the preferred stock offering completed in November 2021 and repaid indebtedness to eliminate material maturities until 2026, accounting for extension options

•
Investment grade credit rated with 68.1% unsecured and 77.3% fixed-rate debt and a weighted average maturity of 4.8 years

•
Maintained dividend at $0.25 per quarter

•
Recast unsecured revolving credit facility, increasing availability to $1 billion and extending maturity date to December 2025

•
Completed $1.1 billion refinancing of the Hollywood Media Portfolio and purchased $209.8 million of the new loan

•
Secured a $94 million construction loan for Sunset Glenoaks

Investment & Development
•
Purchased through a joint venture with Blackstone a 91-acre studio development site north of London

•
Acquired studio transportation and logistics businesses Star Waggons and Zio Studio Services, two industry-leading companies that provide transportation and logistics services to studio productions

•
Purchased 5th & Bell, an Amazon-anchored 197,000-square-foot Class A office building in Seattle’s Denny Triangle

•
Commenced construction on the 241,000-square-foot, seven-stage Sunset Glenoaks studio development in Los Angeles

•
Submitted plans for approval to build a 450,000-square-foot hybrid mass timber office tower called Burrard Exchange at Bentall Centre in Vancouver

Capital Markets
•
Repurchased 1.9 million shares of common stock at an average price of $23.82 per share

•
Completed preferred stock offering raising approximately $413 million of net proceeds

•
Sold 1.5 million shares under the Company’s at-the-market (“ATM”) program, generating $45.7 million of proceeds for an average sales price of $29.92 per share

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Corporate Responsibility
•
Issued 2020 Corporate Responsibility Report in April 2021, which details the Company’s accomplishments across its Better BlueprintTM focus areas of Sustainability, Health and Equity

•
Pledged $20 million through impact investments and donations over the next five years to increase affordable housing and support individuals and families experiencing homelessness across the Company’s core markets

•
Pledged $1 million (50% monetary donation, 50% pro bono work) to support The Veterans Fund, a $10 million launch fund to build the nation’s largest veteran housing community at the West Los Angeles VA Campus across from the Company’s headquarters

Stockholder Engagement
•
Upheld commitment to understanding the interests of our stockholders, meeting (mostly virtually) with over 290 distinct investors, representing more than 200 unique firms, throughout the year

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program utilizes a competitive pay-for-performance structure that is designed to:
•
attract and retain high-caliber executive officers;

•
reward the accomplishment of short-term financial and operational performance objectives and ensure that executive compensation is significantly tied to long-term stockholder returns; and

•
motivate strong performance results on both an absolute and relative basis

Our Compensation Committee continues to proactively monitor and review our compensation program in an effort to ensure that it reflects best practices and ties significant components of pay to performance. Over the years, the Compensation Committee has considered (i) relevant market pay practice at other office REITs, (ii) current best practice in plan design and (iii) retention and succession planning.
Accordingly, we have implemented a pay-for-performance compensation structure that includes the following key elements:

Link to Performance		Objective
Annual Cash Bonus	FFO/Share (as adusted) *30%*		Rewards our executives for the achievement of short-term corporate objectives and individual contributions on an annual basis 2021 annual cash bonus was based 65% on objective corporate performance (increasing to 75% in 2022)
	Same Store Office NOI Growth *20%*		
	Relative Office Portfolio Leased Percentage *15%*		
	Other Key Corporate Performance Factors and Individual Performance *35%*		
Annual LTIP Untis	Value is Aligned with Stockholder Returns		Promotes retention of our NEOs with long-term 3-year vesting period that also includes an additional 3-year post-vest holding period Motivates management to create long-term stockholder value by subjecting recipients to the same market fluctuations as stockholders
Performance LTIP Units	Relative TSR *50%*		Motivates and rewards senior management for long-term creation: • Payouts require superior TSR performance based on rigorous absolute and relative hurdles • Operational performance metrics, including sustainability goals, are aligned with investor priorities and long-term value creation • No awards earned until the end of 3 years, plus earned subject to an additional 2-year post-vest holding period
	Net Debt to Gross Asset Value *15%*	Reduction of up to 40% based on absolute TSR performance	
	Leasing Volume *15%*		
	G&A to Gross Asset Value *10%*		
	LEED Certification *5%*		
	Fitwel Certification *5%*

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Executive Pay and TSR Alignment
Consistent with intended plan design, our TSR performance has a meaningful and direct impact on the compensation earned by our NEOs. Both the current Performance Unit program and our 2019 OPP are funded in part by TSR performance and require significant and meaningful performance in excess of average returns.
Our 2021 operations improved significantly from our 2020 operations, which were directly and significantly affected by the pandemic. Nonetheless, the office sector continues to face headwinds as return to office for many U.S. companies continues to be uncertain. While in 2021 we generated a positive return of +6.8% for our stockholders, our stock price has not yet fully recovered from the impact of the pandemic. Accordingly, the 2019 OPP did not achieve minimum performance goals and concluded with $0 earned of the potential $28,000,000 pool. As a result, our NEOs did not realize any value with respect to these awards (despite the grant-date fair values associated with the grants in 2019). Our Compensation Committee considered granting replacement awards to address retention concerns with our NEOs losing value with respect to the 2019 OPP, but ultimately decided against granting additional awards. Additionally, the in-progress Performance Unit programs will also be materially impacted unless TSR performance recovers on both an absolute and relative basis.
Linking Executive Pay to ESG Performance
We strive to build sustainable, equitable, healthy, and diverse communities through a combination of innovative real estate solutions, meaningful cross-sector partnerships, and exemplary ESG performance. Our commitment to ESG performance is illustrated by the inclusion of ESG metrics in both our short-term and long-term incentive programs, including:
•
A review of our overall ESG accomplishments throughout the year in the assessment of other key corporate performance factors in our annual cash bonus program; and

•
Measurable sustainability goals in our Performance Unit program.

CEO Realized Compensation vs. Summary Compensation Table
The following illustrates the actual delivered or realized value of our CEO’s compensation as compared to the amounts reported in the Summary Compensation Table of our proxy statement, which includes the grant date fair value of equity awards granted in the applicable year. The realized value of these awards may differ substantially from the Summary Compensation Table reported values. As illustrated in the graph below, total realized compensation for our CEO in 2021 is $6,548,823 versus $10,548,816 as reflected in the Summary Compensation Table. The Compensation Committee believes this demonstrates the alignment between compensation program outcomes and our TSR, consistent with the intent of our executive compensation program.
For purposes of this graph, realized value includes our CEO’s salary and actual bonus paid for 2021, as well as benefits and other perquisites, and the value of any LTIP Units that vested in 2021.
Key Compensation Practices
The following highlights several key principles of our executive compensation program. We believe these practices reflect strong governance and serve the interests of our stockholders.
•
Majority of executive compensation is at-risk, performance-based and tied to the achievement of financial and operational goals and stock price performance

•
No replacement awards for lost value in outstanding equity awards as a result of the pandemic

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
•
Appropriate balance between short-term and long-term incentive measures

•
Formulaic cash bonus program based on a majority of objective corporate factors

•
Performance awards include measurable and meaningful ESG goals

•
Mandatory post-vest holding period of 3 years for our time-based equity awards and 2 years for any earned performance unit awards

•
Transparency with our stockholders on our compensation program, decisions and practices

•
Anti-hedging and anti-pledging policies

•
Robust clawback policy that applies to our executive officers and allows our Board to recover cash and equity incentive compensation in the event of a financial restatement

•
Significant share ownership requirements, including 10x base salary for the CEO and 3x base salary for other NEOs

•
Engagement of an independent compensation consultant to advise the Compensation Committee of the Board on executive compensation matters

PAY MIX
The Compensation Committee is guided by the following principles in determining an appropriate compensation mix:
•
Fixed cash compensation should represent the smallest component of executive officer compensation.

•
The majority of executive officer compensation should be variable and heavily dependent upon the achievement of rigorous and objective performance requirements.

•
The majority of executive officer compensation should be in the form of equity-based incentives that provide direct alignment with our stockholders.

Although the Compensation Committee does not target any particular peer group percentile when determining an appropriate compensation mix, the overall compensation structure should provide competitive compensation opportunities that will result in overall compensation at the higher-end of the peer range and that is attractive relative to compensation available at successful competitors if our performance exceeds expectations. Conversely, if the Company’s performance is below expectations and peer levels, it will result in overall compensation that is at the low end of the peer range and is less than those amounts paid at more successful competitors.
For 2021 performance, total direct compensation opportunity was allocated as follows:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
2021 SAY-ON-PAY VOTE
We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our NEOs (a “say-on-pay proposal”). At our 2021 annual meeting, approximately 75% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. Our say-on-pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our stockholders.
The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our NEOs.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Objectives of Our Compensation Program
Our executive compensation philosophy is designed to accomplish the following objectives:
•
to attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value;

•
to provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for- performance philosophy, and create a strong alignment of management and stockholder interests; and

•
to achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk-taking.

In order to achieve these objectives, we provide a comprehensive and market-based compensation program to the executive officers that includes both fixed and variable amounts, the components of which are described in more detail under “Elements of Executive Officer Compensation” on page 40.
How We Determine Executive Compensation
COMPENSATION COMMITTEE	COMPENSATION CONSULTANT	HPP MANAGEMENT
Exercises independent discretion with respect to executive compensation matters	Advises the Committee on competitive benchmarking for pay levels, best practices in plan design, and governance trends	CEO provides input on individual performance for other NEOs and results against key non-financial business goals
Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Assists with peer group selection and analysis	Provides additional information as requested by the Committee
Reviews and approves individual targets and actual compensation for the most senior executives	Reviews and advises on recommendations, plan design and measures
ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee determines compensation for our NEOs and consists of three independent directors. The purpose and responsibilities of the Compensation Committee include the following:
•
review and approve corporate goals and objectives relevant to the compensation of the officers of the Company and the CEO, as well as evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;

•
review any market-based compensation data provided by its compensation consultant, as described in greater detail below;

•
make recommendations to the Board with respect to the compensation of non-employee directors;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
•
work with its compensation consultant to implement compensation policies aligned with our executive compensation objectives; and

•
continue to consider additional factors that may be appropriate for inclusion in our long-term compensation philosophy.

The Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our Website at www.HudsonPacificProperties.com. Information contained on our Website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our Website to be part of this Proxy Statement.
ENGAGEMENT OF COMPENSATION CONSULTANT
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In 2021, the Compensation Committee engaged Ferguson Partners Consulting L.P., or FPC, a compensation advisory practice, to provide market-based compensation data and to advise on industry trends and best practices.
Other than advising the Compensation Committee as described above, FPC did not provide any services to the Company in 2021. Furthermore, our management team neither made the decision, nor recommended that the Compensation Committee decide, to engage FPC. The Compensation Committee has sole authority to hire, fire and set the terms of engagement with FPC. The Compensation Committee has considered the independence of FPC, and each other adviser and outside legal counsel that provide advice to the Compensation Committee, consistent with the requirements of NYSE, and has determined that FPC and such other advisers are independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining FPC. The Compensation Committee intends to reassess the independence of its advisers at least annually.
ROLE OF MANAGEMENT AND THE CHIEF EXECUTIVE OFFICER
The CEO provides the Compensation Committee with input on individual performance of all of his direct reports. The other NEOs do not play a role in determining their own compensation, other than discussing their performance with our CEO and assisting in the identification of appropriate cash bonus goals. During 2021, the Compensation Committee held meetings both independently and with the participation of our CEO. The Compensation Committee’s compensation consultant also participated in select meetings, at the committee’s request.
How We Use Peer Group Data
Each year, the Company reviews the peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPC prepared for the Compensation Committee a peer group using the following selection criteria:
•
office sector REITs that invest in Class “A” space in high barrier-to-entry markets;

•
select diversified REITs that own a large office portfolio; and

•
peer companies that generally range in size from approximately 0.5x to 2.5x of our implied equity market capitalization and total enterprise value.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
In 2021, our peer group (the “Executive Compensation Peer Group”) included the following companies:
(1)
Based on the selection criteria above, Equity Commonwealth was removed from the peer group due to the fact that their business model is no longer comparable. Brandywine Realty Trust and Vornado Realty Trust were added to the peer group as they are both office REITs within the stated size parameters.

(2)
All financial data in $ millions per S&P Global Market Intelligence as of December 31, 2021

The Compensation Committee uses the industry data as one tool in assessing and determining pay for our NEOs. Peer group data is intended to provide the Compensation Committee with insight into the overall market pay levels, market trends, best governance practices and industry performance. The compensation analysis for each peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group. The peer group compensation analysis prepared by FPC was used by the Compensation Committee for informational purposes only and to assess the competitiveness of each NEO’s overall compensation.
ELEMENTS OF EXECUTIVE OFFICER COMPENSATION
We design the principal components of our executive compensation program to achieve one or more of the principles and objectives described above. We view each component of our executive compensation program as related but distinct, and we regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. Compensation of our NEOs consists of the following elements:
•
base salary;

•
annual performance-based cash bonuses;

•
time-vesting equity incentive compensation grants and multi-year equity-based performance equity award programs;

•
certain severance and change in control benefits; and

•
retirement, health and welfare benefits and certain limited perquisites and other personal benefits.

Our compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation principles and objectives. In addition, the compensation levels of our NEOs reflect to a significant degree the varying roles and responsibilities of such executives.
The following is a discussion of the primary elements of 2021 compensation for each of our NEOs.
Base Salaries
Base salaries are approved and periodically reviewed by the Compensation Committee. We believe that these salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
•
No formulaic base salary increases are provided to our NEOs; however, the Compensation Committee may adjust base salaries in connection with its periodic review.

•
While the Company does not target any particular peer group percentile for salaries (or any other compensation element), the Compensation Committee does factor peer group salaries into the overall decision-making process and determined these levels were appropriate in the context of consistently strong long-term Company and individual performance.

•
For Messrs. Coleman, Lammas and Jaffe, the Compensation Committee determined it was appropriate to maintain base salaries at 2020 levels. For Messrs. Diramerian and Suazo, base salaries were increased based on a review of competitive market data, internal equity factors and to reflect updated individual roles and increased responsibilities.

The following table sets forth the 2021 base salaries for each of our NEOs:
EXECUTIVE	2021 BASE SALARY ($)
Victor J. Coleman	950,000
Mark T. Lammas	725,000
Harout Diramerian	450,000
Arthur X. Suazo	550,000
Steven Jaffe	500,000
Cash Bonuses
During 2021, our NEOs were eligible for annual cash bonus payments based in part upon:
•
achieving objective financial performance goals during the year, and

•
the Compensation Committee’s review of other key corporate performance factors (including ESG accomplishments) and each NEO’s individual performance.

Each executive’s annual cash bonus amount is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with total cash compensation dependent on Company and individual performance. For Messrs. Coleman, Lammas, Suazo and Jaffe, the Compensation Committee determined it was appropriate to maintain bonus opportunities at 2020 levels. For 2021, Mr. Diramerian’s bonus opportunity was increased based on a review of competitive market data, internal equity factors and to reflect his updated individual role and increased responsibilities.
The threshold, target and maximum percentages of base salary for 2021 were as follows:
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Victor J. Coleman	125%	175%	225%
Mark T. Lammas	90%	130%	170%
Harout Diramerian	80%	115%	150%
Arthur X. Suazo	85%	110%	135%
Steven Jaffe	85%	110%	135%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
For 2021, we used a formulaic cash bonus program that is based primarily on the achievement of several objective Company performance criteria that incentivize management to focus on financial goals that are aligned with our annual operating budget and strategic goals for the year. The 2021 cash bonus program included the following measures:
METRIC AND RATIONALE FOR INCLUSION	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL
FFO(1) per Share (as adjusted) Encourages focus on profitability as measured by the most frequently assessed REIT earnings measure. Target goal is based on the midpoint of our forecasted range	30%	$1.84	$1.88	$1.92	$1.99
Same-Store Office NOI(2) Growth Encourages focus on internal growth. Goals are based on overall industry expectations using independent 3rd party estimates from Green Street	20%	0.0%	1.0%	2.0%	4.9%
Relative Office Portfolio Leased Percentage Encourages focus on internal and relative growth as compared to the Executive Compensation Peer Group average. No payouts would be earned for performance below the peer group average	15%	Peer Group Average	Peer Group Average +150 bps	Peer Group Average +300 bps	+401 bps
Other Key Corporate Performance Factors and Individual Performance Rewards management for the achievement of additional strategic initiatives, including our studio segment results, development/ redevelopment activities, balance sheet management, COVID-19 response, individual performance and other relevant factors	35%	Compensation Committee’s Assessment			See Below

(1)
Refer to Appendix A for our definition of FFO and a reconciliation of net income to FFO, excluding specified items.

(2)
Refer to Appendix A for our definition of net operating income and a reconciliation from net income to same-store office cash net operating income.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The 2021 cash bonus program also contained an element based on the Compensation Committee’s assessment of other key corporate performance factors and the executive’s individual performance. In determining whether each executive should receive a payout under this component, the Compensation Committee reviewed the following key performance factors:
PERFORMANCE FACTOR	REVIEW OF 2021 PERFORMANCE
Pre-Development and Development Activities
•
NAIOP selected HPP as the 2021 Developer of the Year

•
Unveiled plans for 241,000-square-foot Los Angeles-area studio development with Blackstone

•
Unveiled plans for hybrid mass timber office and retail development at Bentall Centre (Burrard Exchange). Substantial completion of One Westside on budget and schedule

Studio Segment Results
•
Same-store studio NOI increased 11.3% on a cash-basis and 12.1% on a GAAP basis

•
Maintained strong same-store studios portfolio trailing 12-month occupancy percentage at 85.7%.

•
Purchased 91-acre London-area studio development site with Blackstone for £120 million

•
Acquired studio transportation and logistics businesses Star Waggons and Zio Studio Services

Balance Sheet Management
•
Approximately $1 billion of total liquidity following the preferred stock offering of 16 million shares of 4.750% Series C Cumulative Redeemable Preferred Stock at a price of $25.00 (resulting in net proceeds of $389.5 million)

•
Investment grade credit rated with 68.1% unsecured and 77.3% fixed-rate debt and a weighted average maturity of 4.6 years

•
3.2 billion of the Company’s share of unsecured and secured debt and preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 43.2%

ESG Performance Factors
•
Received top honors in the 2021 Global Real Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment for its ESG accomplishments

•
Issued 2020 Corporate Responsibility Report in April, which details the Company’s accomplishments across its Better BlueprintTM focus areas of Sustainability, Health and Equity

Based on achievements described above and in consideration of each NEO’s considerable efforts and individual achievements in 2021, the Compensation Committee awarded Mr. Coleman a payout of 90% of the maximum payout under the discretionary component of the cash bonus program. Based on feedback from the CEO, each of the other NEOs received a payout of 90% of the maximum payout under the discretionary component given the contributions each person made in 2021.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The 2021 annual cash bonuses paid to our NEOs are as follows:
EXECUTIVE	2021 BONUS ($)
Victor J. Coleman	2,062,688
Mark T. Lammas	1,189,363
Harout Diramerian	651,375
Arthur X. Suazo	716,513
Steven Jaffe	651,375
Pursuant to our executive deferral election program, Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe elected to receive 50%, 50%, 25%, 40% and 30%, of their 2021 annual cash bonus, respectively, in a number of fully vested LTIP Units determined based on the closing price of the Company’s common stock on the payment date.
Long-Term Equity Incentives
The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of our NEOs with the interests of our stockholders.
Our long-term equity incentive program is bifurcated into two components as follows:
Annual LTIP Unit Awards
In December 2021, the Compensation Committee approved time-based awards of LTIP Units for our NEOs. These awards are designed to:
•
enable our executive officers to establish or enhance meaningful equity stakes in the Company and directly align the interests of our NEOs with those of our stockholders; and

•
enable us to deliver competitive compensation to the executive officers at levels sufficient to attract and retain top talent within the office REIT industry.

In determining the dollar-denominated value of the 2021 Annual LTIP Unit awards for our NEOs, the Compensation Committee analyzed:
•
the Company’s financial and operational performance, including the Company-performance factors set forth above in “Proxy Summary—2021 Business Highlights”;

•
the role and responsibilities of the individual;

•
individual performance history (which for NEOs other than our CEO included Mr. Coleman’s input); and

•
prevailing market practices based on market data provided by FPC with respect to our Executive Compensation Peer Group.

Annual equity awards were not determined based on the attainment of any particular individual or Company-level performance goal(s) or the application of any benchmarking or formula(e). Instead, the Compensation Committee considered our strong operational and long-term total stockholder return performance in determining the appropriate values.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Based on this assessment, for Messrs. Coleman, Suazo and Jaffe, the Compensation Committee determined it was appropriate to maintain each executive’s market value of the Annual LTIP Unit awards at 2020 levels. For Messrs. Lammas and Diramerian, each executive’s market value of the Annual LTIP Unit awards were increased based on a review of competitive market data and to reflect updated individual roles and increased responsibilities. The 2021 Annual LTIP Unit awards were as follows:
EXECUTIVE	2021 LTIP UNIT AWARD (#)(1)	2021 LTIP UNIT AWARD ($)(2)
Victor J. Coleman	162,075	4,000,000
Mark T. Lammas	70,908	1,750,000
Harout Diramerian	25,324	625,000
Arthur X. Suazo	25,324	625,000
Steven Jaffe	20,259	500,000

(1)
Number of LTIP Units determined based on the closing price of the Company’s common stock as of December 29, 2021 ($24.68).

(2)
Amounts reflect dollar-denominated values of LTIP unit awards. The grant date fair values, computed in accordance with ASC 718, are $3,400,009, $1,487,508, $531,247, $531,247 and $424,993 for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe, respectively.

These awards will vest in three equal, annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through such vesting date and further subject to an additional mandatory holding period under which the NEOs cannot transfer vested units for an additional three years following the applicable vesting date. The LTIP Unit awards are subject to accelerated vesting upon certain terminations (as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Performance Unit Awards
Performance Unit awards are granted as performance units in our operating partnership. Under the Performance Unit program, a fixed number of Performance Units will be issued at the onset of the performance period and may be earned under a range of payouts based on stated goals. Below is a summary of the key terms of the 2021 Performance Unit awards:
FEATURE	DESCRIPTION	OBJECTIVE
Plan Concept	Three-year performance award program with Performance Units issued at the onset of the plan which may be earned as follows: (i) 50% of grant date fair value based on relative TSR performance (the “Relative TSR Units”) and (ii) 50% of grant date fair value based on operational metrics, subject to an absolute TSR modifier (the “Operational Units”)
Relative TSR Units
•
Three-year measurement period, ending on December 31, 2023

•
Relative TSR Units may be earned between 37.5% and 250% of target based on relative TSR performance equal to -1,000 bps to +1,500 bps as compared to the FTSE NAREIT Equity Office Index

•
Payouts for in-between performance will be calculated using straight-line interpolation

•
No payouts will be earned for relative TSR less than -1,000 bps

• Promotes value creation over a long-term period • Rewards executives only if we deliver strong stockholder returns relative to our office peers
Operational Units
•
Initial measurement period ending on December 31, 2021 for operational performance with the final measurement period ending on December 31, 2023 for absolute TSR performance

•
Operational Units may be earned between 50% and 250% of target based on Net Debt to Gross Asset Value (30%), Leasing Volume (30%), LEED Certification (10%), Fitwel Certification (10%) and G&A to Gross Asset Value (20%) based on performance as of December 31, 2021, and achievement of absolute TSR goals as of December 31, 2023

•
Operational Units are subject to a reduced payout of up to 40% fewer units if absolute TSR is less than 30% over the three years

•
Payouts for in-between performance will be calculated using straight-line interpolation

•
Metrics promote strong operational performance and focus on investor priorities that will contribute to long-term value creation

•
Modifier limits the reward in periods when absolute TSR performance is not strong, including negative returns

Post-Vesting Holding Period	• Requires any Performance Units earned under the plan be subject to a two-year holding period during which time the units may not be transferred	• Ensures the continued alignment with stockholders following the conclusion of the measurement period

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The Compensation Committee approved awards of Performance Units for 2021, that were issued based on the grant date accounting value, as follows:
	2021 PERFORMANCE UNIT AWARD VALUES
EXECUTIVE	TOTAL TARGET AWARD ($)	OPERATIONAL PERFORMANCE UNIT VALUE AT TARGET ($)	RELATIVE TSR PERFORMANCE UNIT VALUE AT TARGET ($)
Victor J. Coleman	$4,000,000	$2,000,000	$2,000,000
Mark T. Lammas	1,750,000	875,000	875,000
Harout Diramerian	625,000	312,500	312,500
Arthur X. Suazo	500,000	250,000	250,000
Steven Jaffe	500,000	250,000	250,000
Although the program is designed to grant a “target” number of units, with adjustments upwards/downwards based on performance, in order to address certain tax requirements that apply to Performance Units, the Units were issued at maximum. Therefore, based on our performance, the units can be earned at maximum (if maximum goals are achieved) or, if maximum goals are not achieved, the units will be adjusted downwards. If threshold, target or maximum goals are reached, then (1) the Relative TSR Units will be earned at 15%, 40% and 100%, respectively, of the Relative TSR Units awarded and (2) the Operational Units will be earned at 25%, 50% and 100%, respectively, of the Operational Units awarded. The earned Operational Units may be subject to further reduction of up to 40% based on our absolute TSR performance.
Achievement of 2021 Performance Unit Awards
The following table summarizes the status of the outstanding 2021 Performance Unit awards as of December 31, 2021 based on actual performance through that date (with calculations under the Operational Units detailed on the next page):
	PAYOUT AS A PERCENT OF POTENTIAL UNITS OPERATIONAL UNITS
PLAN YEAR	OPERATIONAL UNITS WITH ABSOLUTE TSR MODIFIER	RELATIVE TSR UNITS	TOTAL UNITS	STATUS
2021 Performance Units	57.2% (including 14% reduction based on absolute TSR performance)(1)	33.3%	47.9%	2 Years of performance remaining

(1)
Percent shown is based on having earned an aggregate of 66.7% of Operational Unit measures as of December 31, 2021, less the negative impact of the absolute TSR modifier.

The one-year performance period for the 2021 Operational Units concluded on December 31, 2021. In February 2022, the Committee determined that each of our NEOs banked Operational Units based on our performance compared to each measure, as shown below:
PERFORMANCE CRITERIA	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULTS	PERCENTAGE EARNED
Annual Net Debt to Annual Gross Asset Value	30%	31%	30%	29%	31.9%	0%
Leasing Volume	30%	1,137,000 sf	1,208,000 sf	1,279,000 sf	1,718,274 sf	30%
LEED Certification	10%	81.8%	83.5%	85.2%	86.8%	10%
Fitwel Certification	10%	28.5%	30.0%	31.5%	30.5%	6.7%
G&A to Consolidated Gross Assets	20%	0.79%	0.74%	0.69%	0.64%	20%
TOTAL	100%					66.7%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The remaining portion of the operational performance component that could no longer be earned was forfeited. Operational Units are ultimately earned at the end of the three-year performance period after the application of the absolute TSR modifier. Relative TSR Units will be earned at the end of the three-year performance period.
At the end of the three-year performance period on December 31, 2023, subject to continued employment through such date, NEOs will be vest in any earned Performance Units, which will continue to be subject to an additional two-year holding period.
Achievement of OPP Awards
From 2012 to 2019, the Compensation Committee adopted an annual outperformance program to provide incentive to achieve long-term, absolute stock performance (TSR in excess of 21%) and relative stock performance (above the SNL U.S. REIT Office Index). OPP awards were payable only when performance exceeds stretch hurdles as measured by three-year TSR. With respect to the 2019 OPP, each NEO was granted an award in the form of Performance Units. Each NEO’s 2019 OPP bonus pool interest would have been paid in fully vested Performance Units and would have continued to be subject to an additional two-year holding period.
The following table summarizes the status of the outstanding OPP awards as of December 31, 2021 based on actual performance through that date:
PLAN YEAR	ABSOLUTE POOL	POOL	TOTAL POOL	TOTAL POOL AS A PERCENT OF POTENTIAL VALUE	STATUS
2019 OPP ($28,000,000 Plan Maximum)	$0	$0	$0	0%	Concluded
OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk-taking. We believe that our annual cash bonus program and our equity-based compensation program (including the time-based equity awards and the Performance Units, OPPs or other performance-based awards) contain appropriate risk mitigation factors, as summarized below:

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Ownership Guidelines
In addition to the elements of executive officer compensation described below, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. A new NEO has from the later of (i) four years from the date of his or her promotion, (ii) two years from the date on which such executive became an NEO or (iii), in the case of a new employee, four years from his or her employment start date. Our stock ownership guidelines are as follows:
EXECUTIVE	OWNERSHIP REQUIREMENT AS A MULTIPLE OF BASE SALARY
Victor J. Coleman	10x
NEOs	3x
All other executives	1x
As of December 31, 2021, each of our NEOs met the stock ownership requirements.
Clawback Policy
The Compensation Committee has adopted a “clawback” policy applicable to our executive officers. The policy allows for the recoupment of excess incentive-based cash and equity compensation (including awards made under our annual cash bonus plan and long-term incentive plans) in connection with a financial restatement due to the material noncompliance of the Company with financial reporting requirements under securities laws, as a result of fraudulent, willful or grossly negligent misconduct. If any of the payments would have been lower if determined using the restated results, our Compensation Committee will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers up to the excess value or benefit of the prior payments made to those executive officers after the effective date of the policy.
Anti-Hedging and Anti-Pledging Policy
The Board has established a policy that prohibits hedging and pledging by our officers, members of the Board and other employees. The policy prohibits any director, officer or other employee of the Company from trading in puts or calls or engaging in other hedging transactions involving the Company’s securities. Pledging the Company’s securities as collateral to secure loans is also prohibited. All of our executive officers, members of the Board and employees are in compliance with such policy.
EMPLOYEE BENEFITS
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, short-term and long-term disability, life insurance, an employee assistance program and other health benefits. We believe that these benefits are a key component of a comprehensive compensation package, providing essential protections to our NEOs and enhancing the overall desirability and competitiveness of our total rewards package.
Our employees, including our NEOs, who satisfy certain eligibility requirements may participate in our 401(k) retirement savings plan. Under the 401(k) plan, eligible employees may elect to contribute pre-tax and post-tax amounts to the plan, up to a statutorily prescribed limit. In 2021, we matched a portion of the contributions to the 401(k) plan on behalf of eligible employees. The discretionary employer match for 2021 was 40% of the participant’s contribution to the plan up to a max of 6% of their eligible compensation. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
ADDITIONAL COMPENSATION COMPONENTS
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
As described more fully below in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2021 Table” and “Potential Payments Upon Termination or Change in Control,” we have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment.
We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.
The treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control is covered in the respective award agreements and described in more detail in the section “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2021 Table” and “Summary of Potential Payments Upon Termination or Change In Control” below.
In addition, each of our OPPs provide for pro-rata accelerated time-vesting upon a qualifying termination during the performance period, as well as accelerated vesting upon a change in control (subject to attainment of applicable performance criteria). The 2020 and 2021 Performance Unit awards granted to our NEOs also provide for accelerated vesting in an amount equal to the number of Performance Units earned based on the greater of target or actual performance through the date of a qualifying termination or change in control. For a description of the material terms of the employment agreements and treatment of OPP and Performance Unit awards in connection with a change in control or qualifying termination, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan- Based Awards in 2021 Table” and “Potential Payments Upon Termination or Change in Control” below.
TAX CONSIDERATIONS
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
ACCOUNTING STANDARDS
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. We have elected to account for forfeitures of awards as they occur. Grants of restricted stock, RSUs and Performance Units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2019, December 31, 2020 and December 31, 2021, as well as their positions for 2021:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Victor J. Coleman Chief Executive Officer, President and Chairman of the Board	2021	$950,001	$336,657	$8,431,334	$694,688	$136,136	$10,548,816
	2020	950,000	831,250	7,598,582	—	107,418	9,487,250
	2019	850,000	382,500	6,497,825	1,530,000	67,417	9,327,742
Mark T. Lammas President and Treasurer	2021	$725,000	$194,119	$3,682,186	$400,563	$5,734	5,007,602
	2020	725,000	471,250	3,328,165	—	5,712	4,530,037
	2019	650,000	221,000	2,610,640	884,000	5,622	4,371,262
Harout Diramerian Chief Financial Officer	2021	$450,000	$159,469	$1,194,094	$329,063	$5,734	$2,138,360
	2020	415,000	311,250	912,190	—	5,712	1,644,152
Arthur X. Suazo Executive Vice President, Leasing	2021	$550,000	$140,333	$1,171,266	$289,575	$5,734	$2,156,908
Steven Jaffe Executive Vice President, Business Affairs	2021	$500,000	$148,838	$1,120,402	$307,125	$5,734	$2,082,099

(1)
Amounts represent bonuses paid to our NEOs under our 2021 cash bonus program in respect of services provided during the applicable fiscal year.

(2)
Amounts for 2021 reflect the full grant-date fair value of LTIP Unit awards and Performance Unit awards granted in 2021, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant-date fair values relating to 2021 LTIP Unit awards are $3,400,009, $1,487,508, $531,247, $531,247 and $424,993 for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe, respectively. The 2021 Performance Unit awards are subject to both performance and market conditions. The amounts in the table represent the probable outcome of results, which is the maximum value, in the following amounts: $3,999,992, $1,599,998, $500,002, $500,007 and $500,007 for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe, respectively. Additionally, the 2021 amounts for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe include the grant date fair value of fully vested LTIP Units that each executive elected to receive in lieu of 50%, 50%, 25%, 40% and 30% of each executive’s 2020 annual bonus, respectively, having an equal value (as of the grant date) to the amount otherwise payable in cash in the following amounts, $1,031,332 for Mr. Coleman, $594,680 for Mr. Lammas, $162,845 for Mr. Diramerian, $140,013 for Mr. Suazo and $195,402 for Mr. Jaffe.

The fair value of the Performance Unit awards is estimated using a Monte Carlo simulation model. We provide information regarding the assumptions used to calculate the value of all LTIP Unit awards and Performance Unit awards made to executive officers in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 18, 2022. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
the individual). The measures that determine the number of Performance Units issued to an NEO are TSR compared with an applicable REIT Index and absolute operational performance goals subject to additional modification based on absolute TSR performance, computed over the applicable performance period as described in more detail in “Elements of Executive Officer Compensation—Long-Term Equity Incentives” above. The 2021 Performance Unit awards are treated as market condition awards as defined under ASC Topic 718, and as a result, the grant date values will not differ from the fair values presented in the table above.
(3)
The amounts shown represent the non-discretionary bonuses earned in the applicable year under our cash bonus program.

(4)
Amounts represent $5,130 for the Company’s 401(k) match, $39 for life insurance premiums, $145 in short-term disability premiums and $420 for long-term disability premiums; for Mr. Coleman, includes $130,402 in incremental costs to the Company for the personal use of aircraft.

GRANTS OF PLAN-BASED AWARDS IN 2021
The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2021:
		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Victor J. Coleman		$1,187,500	$1,662,500	$2,137,500	—	—	—	—	—
	01/01/2021(2)	—	—	—	55,083	146,889	367,223	—	$3,999,992(3)
	12/29/2021(4)	—	—	—	—	—	—	162,075	3,400,009(5)
	12/29/2021(6)	—	—	—	—	—	—	40,345	995,715(7)
	03/08/2022(6)	—	—	—	—	—	—	1,339	35,617(8)
Mark T. Lammas		652,500	942,500	1,232,500	—	—	—	—	—
	01/01/2021(2)	—	—	—	22,033	55,755	146,889	—	1,599,998(3)
	12/29/2021(4)	—	—	—	—	—	—	70,908	1,487,508(5)
	12/29/2021(6)	—	—	—	—	—	—	23,214	572,922(7)
	03/08/2022(6)	—	—	—	—	—	—	818	21,759(8)
Harout Diramerian		360,000	517,500	675,000	—	—	—	—	—
	01/01/2021(2)	—	—	—	6,885	18,361	45,903	—	500,002(3)
	12/29/2021(4)	—	—	—				25,324	531,247(5)
	12/29/2021(6)	—	—	—	—	—	—	6,359	156,940(7)
	03/08/2022(6)	—	—	—	—	—	—	222	5,905(8)
Arthur X. Suazo		467,500	605,000	742,500	—	—	—	—	—
	01/01/2021(2)	—	—	—	6,024	16,065	40,164	—	500,007(3)
	12/29/2021(4)	—	—	—	—	—	—	25,324	531,247(5)
	12/29/2021(6)	—	—	—	—	—	—	5,339	131,767(7)
	03/08/2022(6)	—	—	—	—	—	—	310	8,246(8)
Steven Jaffe		425,000	550,000	675,000	—	—	—	—	—
	01/01/2021(2)	—	—	—	6,024	16,065	40,164	—	500,007(3)
	12/29/2021(4)	—	—	—	—	—	—	20,259	424,993(5)
	12/29/2021(6)	—	—	—	—	—	—	7,690	189,789(7)
	03/08/2022(6)	—	—	—	—	—	—	211	5,613(8)

(1)
Amounts shown in these columns represent each NEO’s annual cash bonus opportunity under our 2021 cash bonus

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
program. The “Target” amount represents the NEO’s target bonus if each non-discretionary performance goal was achieved at the target level, and the “Threshold” and “Maximum” amounts represent the NEO’s threshold and maximum bonuses, respectively, if each performance goal was achieved at the minimum or the maximum levels. Pursuant to our executive deferral election program, Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe elected to receive a portion of their 2021 annual cash bonus, including the portion subject to non-discretionary performance, in a number of fully vested LTIP Units determined based on the closing price of the Company’s common stock on the payment date, as discussed further under ““Elements of Executive Officer Compensation—Cash Bonuses” above.
(2)
Amounts reflect Performance Unit awards granted on January 1, 2021 at threshold, target and maximum levels. Performance Unit awards granted to our NEOs will be earned in the form of performance units of our operating partnership. For additional information on the 2021 Performance Units, see “Elements of Executive Officer Compensation—Performance Unit Awards” above.

(3)
Amounts reflect the full grant date fair value of Performance Unit awards in accordance with ASC Topic 718. The fair value of the Performance Unit awards is estimated using a Monte Carlo simulation based on the probable outcome at the time of grant. We provide information regarding the assumptions used to calculate the value of all Performance Unit awards made to executive officers in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 18, 2022. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(4)
The Compensation Committee approved LTIP Unit awards for each NEO, effective December 29, 2021, each of which will vest in three equal, annual installments on each of December 29, 2022, December 29, 2023 and December 29, 2024, subject to continued service with us through the applicable vesting dates (and further subject to accelerated vesting upon certain terminations as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).

(5)
Amounts reflect the full grant date fair value of LTIP Unit awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to executive officers in 2021 in Notes 2 and 11 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 18, 2022. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(6)
Amounts reflect the number of fully vested LTIP Units granted to Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe for the portion of the bonuses earned under our 2021 cash bonus program that each executive elected to receive in fully-vested LTIP Units, pursuant to our executive deferral election program, as discussed further under ““Elements of Executive Officer Compensation—Cash Bonuses” above.

(7)
Amounts determined based on the number of fully vested LTIP Units granted multiplied by the closing price of the Company’s common stock on December 29, 2021 ($24.71).

(8)
Amounts determined based on the number of fully vested LTIP Units granted multiplied by the closing price of the Company’s common stock on March 8, 2022 ($26.60).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN- BASED AWARDS IN 2021 TABLE
The material terms of the employment agreements with each of our NEOs, as in effect in 2021, are described below.
EMPLOYMENT AGREEMENTS
Under the employment agreements, Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe serve as the Company’s Chief Executive Officer, President and Treasurer, Chief Financial Officer, Executive Vice President, Leasing, and Executive Vice President, Business Affairs, respectively.
Effective January 1, 2020, we executed new employment agreements with each of our NEOs as well as other executives, the updated terms of which are discussed below. The initial term of the new employment agreements expires on the fourth anniversary of the effective date, unless earlier terminated, and is subject to an automatic one- year renewal term unless either party gives timely written notice of termination.
Pursuant to these agreements, Mr. Coleman reports directly to our Board, Messrs. Lammas and Jaffe report to our Chief Executive Officer and Messrs. Diramerian and Suazo report to our President. During his employment term, the Board will nominate Mr. Coleman for election as a director.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
For 2021, annual base salaries for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe were $950,000, $725,000, $450,000, $550,000 and $500,000, respectively.
Under the agreements, each executive is eligible to receive an annual discretionary cash performance bonus, the amount of which will be determined based on determinations of company and individual performance by the Compensation Committee. In addition, the executives are eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year.
If an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the employment agreements), or by reason of the executive’s death or disability, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” below. The employment agreements also contain customary confidentiality and non-solicitation provisions.
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021:
NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Victor J. Coleman	44,647(1)	$1,103,227(2)	—	—
	113,523(3)	2,805,153(2)	—	—
	162,075(4)	4,004,873(2)	—	—
	—	—	96,668(5)	$2,388,666(2)
	—	—	367,223(6)	9,074,080(2)
Mark T. Lammas	13,841(1)	$342,011(2)	—	—
	45,409(3)	1,122,056(2)	—	—
	70,908(4)	1,752,137(2)	—	—
	—	—	42,809(5)	$1,057,810(2)
	—	—	146,889(6)	3,629,627(2)
Harout Diramerian	4,241(1)	$104,795(2)	—	—
	14,191(3)	350,660(2)	—	—
	25,324(4)	625,756(2)	—	—
	—	—	11,047(5)	$272,971(2)
	—	—	45,903(6)	1,134,263(2)
Arthur X. Suazo	5,581(1)	$137,907(2)	—	—
	17,738(3)	438,306(2)	—	—
	25,324(4)	625,756(2)	—	—
	—	—	9,943(5)	$245,692(2)
	—	—	40,164(6)	992,452(2)
Steven Jaffe	4,465(1)	$110,330(2)	—	—
	14,191(3)	350,660(2)	—	—
	20,259(4)	500,600(2)	—	—
	—	—	9,943(5)	$245,692(2)
	—	—	40,164(6)	992,452(2)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
(1)
Consists of awards of LTIP Units granted on December 29, 2019, which vests in three substantially equal installments on each of December 29, 2020, 2021 and 2022, subject to continued service with us through the applicable vesting dates.

(2)
The market value of LTIP Units or Performance Units, as applicable, that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2021 ($24.71) by the number of unvested shares or units outstanding under the award.

(3)
Consists of awards of LTIP Units granted on December 29, 2020, which vest in three substantially equal installments on each of December 29, 2021, 2022 and 2023, subject to continued service with us through the applicable vesting dates.

(4)
Consists of awards of LTIP Units on granted December 29, 2021, which vest in three substantially equal installments on each of December 29, 2022, 2023 and 2024, subject to continued service with us through the applicable vesting dates.

(5)
Consists of Performance Units granted on January 1, 2020. The performance period for the Performance Units will end on December 31, 2022. In accordance with the SEC rules, the number of Performance Units shown represents the number of units that may be earned during the performance period based on target performance.

(6)
Consists of Performance Units granted on January 1, 2021. The performance period for the Performance Units will end on December 31, 2023. In accordance with the SEC rules, the number of Performance Units shown represents the number of units that may be earned during the performance period based on maximum performance.

2021 OPTION EXERCISES AND STOCK VESTED
The following table summarizes vesting of stock applicable to our NEOs during the year December 31, 2021. None of the NEOs held any options during 2021:
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Victor J. Coleman	197,221	$4,844,463
Mark T. Lammas	86,790	$2,128,828
Harout Diramerian	25,011	$614,020
Arthur X. Suazo	35,853	$881,027
Steven Jaffe	28,202	$692,200

(1)
Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of LTIP Units that vested on such date.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EMPLOYMENT AGREEMENTS
The following describes the employment agreements in place with our NEOs in 2021.
Termination Without Cause or for Good Reason or by Reason of Death or Disability of Executive
Under the executives’ employment agreements effective January 1, 2020, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” or by reason of the executive’s death or “disability” (collectively, a “qualifying termination” and each, as defined in the employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:
SEVERANCE BENEFIT	AMOUNT
Without “Cause” or for “Good Reason”
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Mr. Coleman

•
2 times for Mr. Lammas

•
1 times for Messrs. Diramerian, Suazo, and Jaffe

Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Without “Cause” or for “Good Reason,” on or within one year after a Change in Control
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Messrs. Coleman and Lammas

•
2 times for Mr. Diramerian, Suazo, and Jaffe

Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards	Same as above
Company-Subsidized Healthcare Continuation	Same as above
Death or Disability
Lump Sum Cash Payment	One times the sum of: • Annual base salary then in effect, and • Average Bonus
(Mr. Coleman only)
Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards	Same as above
Company-Subsidized Healthcare Continuation (Mr. Coleman only)	Coverage for up to 12 months after the termination date
Change in Control (No Termination)
If the Company has a change in control and the successor company does not assume or substitute new awards pursuant to the 2010 Plan for any outstanding awards, such awards will vest in full to the extent then unvested.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
OUTPERFORMANCE PROGRAM
Under the 2019 OPP, if the three-year performance period is terminated prior to December 31, 2021 in connection with a change in control, the OPP awards, to the extent earned as of the change in control, will be paid entirely in fully vested Performance Units, immediately prior to the change in control.
If a participant’s employment is terminated without “cause,” for “good reason” or due to the participant’s death or disability during the applicable performance period (referred to as qualifying terminations), the participant will be paid his or her OPP award at the end of the performance period in fully vested shares or Performance Units (as applicable), to the extent earned based on achievement of the performance goals during the performance period. Any such payment will be pro-rated in the case of a termination without “cause” or for “good reason” by reference to the participant’s period of employment during the applicable performance period.
PERFORMANCE UNIT AWARDS
Pursuant to the 2020 and 2021 Performance Unit awards, if the three-year performance period is terminated prior to December 31, 2022 or December 31, 2023, respectively, in connection with a change in control or due to a participant’s termination of employment without “cause,” for “good reason” or due to the participant’s death or disability (referred to as qualifying terminations), then the number of Relative TSR Units and Operational Units that vest shall equal the greater of (x) the target number of Relative TSR Units and Operational Units and (y) the number of Relative TSR Units and Operational Units that would vest based on actual achievement of the performance goals through the date of the change in control or qualifying termination, and for the Operational Units, only to the extent that a pro-rated TSR performance goal is achieved.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2021. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2010 Plan.
NAME	BENEFIT	DEATH ($)	DISABILITY ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (NO CHANGE IN CONTROL)($)	CHANGE IN CONTROL (NO TERMINATION) ($)(1)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL($)(1)
Victor J. Coleman	Cash Severance(2)	$2,737,500	$2,737,500	$8,212,500	—	$8,212,500
	Continued Health Benefits(3)	34,168	34,168	102,503	—	102,503
	Equity Acceleration	15,187,530(4)	15,187,530(4)	15,187,530(4)	$7,274,277(5)	15,187,530(4)
	Life Insurance(6)	50,000	—	—	—	—
	Total	18,009,198	17,959,198	23,502,533	7,274,277	23,502,533
Mark T. Lammas	Cash Severance(2)	—	—	3,497,500	—	5,246,250
	Continued Health Benefits(7)	—	—	51,251	—	51,251
	Equity Acceleration	5,176,931(4)	5,176,931(4)	5,176,931(4)	1,960,727(5)	5,176,931(4)
	Life Insurance(6)	50,000	—	—	—	—
	Total	5,226,931	5,176,931	8,725,682	1,960,727	10,474,432
Harout Diramerian	Cash Severance(2)	—	—	847,250	—	2,541,750
	Continued Health Benefits(7)	—	—	12,171	—	12,171
	Equity Acceleration	1,963,255(4)	1,963,255(4)	1,963,255(4)	882,044(5)	1,963,255(4)
	Life Insurance(6)	50,000	—	—	—	—
	Total	2,013,255	1,963,255	2,822,676	882,044	4,517,176
Arthur X. Suazo	Cash Severance(2)	—	—	1,176,250	—	2,352,500
	Continued Health Benefits(7)	—	—	16,198	—	16,198
	Equity Acceleration	1,980,994(4)	1,980,994(4)	1,980,994(4)	430,812(5)	1,980,994(4)
	Life Insurance(6)	50,000	—	—	—	—
	Total	2,030,994	1,980,994	3,173,442	430,812	4,349,692
Steven Jaffe	Cash Severance(2)	—	—	1,095,625	—	2,191,250
	Continued Health Benefits(7)	—	—	43,433	—	43,433
	Equity Acceleration	1,740,615(4)	1,740,615(4)	1,740,615(4)	779,025(5)	1,740,615(4)
	Life Insurance(6)	50,000	—	—	—	—
	Total	1,790,615	1,740,615	2,89,673	779,025	3,975,298

(1)
In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
payments and benefits for the executive officer that are more favorable than the net after-tax payments and benefits payable to the executive officer in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No executive officer is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
(2)
Cash severance was calculated by multiplying the applicable severance multiple (described above) by the sum of (i) the executive officer’s annual base salary in effect on December 31, 2021; and (ii) the average annual bonus earned by the executive officer during 2019 and 2020.

(3)
Represents the aggregate premium payments that we would be required to pay to or on behalf of Mr. Coleman to provide continued health insurance coverage under COBRA (based on Mr. Coleman’s health insurance coverage elections as of December 31, 2021) for 12 months in connection with termination due to Death or Disability or 36 months for termination without Cause or for Good Reason.

(4)
Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding LTIP Units held by the executive officer as of December 31, 2021 and (ii) the accelerated vesting of the 2020 and 2021 Performance Unit awards held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2020 and 2021 Performance Unit awards upon the termination. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2021.

The value of accelerated LTIP Unit vesting was calculated by multiplying (a) the number of shares subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2021 ($24.71).
The value of the accelerated vesting of the 2020 Performance Unit awards as of December 31, 2021 for purposes of this disclosure is based on (i) the greater of (x) 40% of the Relative TSR Units and (y) the number of Relative TSR Units that would vest based on actual achievement of relative TSR performance through the termination date (December 31, 2021) and (ii) the greater of (x) 50% of the Operational Units and (y) the number of Operational Units that would vest based on actual achievement of each operational performance goal through the termination date (December 31, 2021) and if the pro-rated TSR performance goal is achieved.
The 2020 Performance Unit award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2020 Performance Unit award upon such termination, or $151,328, $67,014, $17,293, $15,565 and $15,565 for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2020) through December 31, 2021.
The value of the accelerated vesting of the 2021 Performance Unit awards as of December 31, 2021 for purposes of this disclosure is based on (i) the greater of (x) 40% of the Relative TSR Units and (y) the number of Relative TSR Units that would vest based on actual achievement of relative TSR performance through the termination date (December 31, 2021) and (ii) the greater of (x) 50% of the Operational Units and (y) the number of Operational Units that would vest based on actual achievement of each operational performance goal through the termination date (December 31, 2021) and if the pro-rated TSR performance goal is achieved.
The 2021 Performance Unit award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of his 2021 Performance Unit award upon such termination, or $148,848, $59,539, $18,606, $16,279 and $16,279 for Messrs. Coleman, Lammas, Diramerian, Suazo and Jaffe, respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2021) through December 31, 2021.
(5)
Represents, for each executive officer, the full accelerated vesting of the 2020 and 2021 Performance Unit award held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2020 and 2021 Performance Unit awards upon the change in control. As required by applicable disclosure rules, these values reflect a hypothetical change in control occurring on December 31, 2021.

The value of the 2021 and 2021 Performance Unit award vesting was calculated as described in footnote (4) above.
(6)
Represents the life insurance proceeds payable by a third-party insurer under the executive’s life insurance policy upon a termination of employment due to death.

(7)
Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2021) for 18 months.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Victor J. Coleman, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
•
the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $119,895; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $10,548,816.

Based on this information, for 2021, our CEO’s annual total compensation was approximately 88 times that of the median of the annual total compensation of all of our employees (other than the CEO).
DETERMINING THE MEDIAN EMPLOYEE
Employee Population
We used our employee population data as of October 1, 2020 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 369 individuals, including 367 full- time employees, six employees under a collective bargaining agreement, and two part-time employees. Our employee population data described above does not include approximately 167 employees of Star Waggons and Zio Studio Services, which we acquired in Q3 2021.
Methodology for Determining Our Median Employee
To identify the median employee from our operating office and studio property employee population, we selected base salary and bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020, as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all full-time employees who were new hires in 2020 and on leave of absence in 2020.
COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE
With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $119,895.
ANNUAL TOTAL COMPENSATION OF CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 regarding compensation plans under which our equity securities are authorized for issuance:
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)
Equity compensation plans approved by stockholders	2,864,409(2)	—	7,216,460
Equity compensation plans not approved by stockholders	—	—	—
Total	2,864,409	—	7,216,460

(1)
Consists of the 2010 Plan.

(2)
Represents 782,768 shares of common stock that were subject to awards of RSUs (with performance-based RSUs included at “maximum” levels) and 2,081,641 of unvested restricted operating partnership units (with performance-based operating partnership units included at “maximum” levels).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
COMPENSATION RISK ANALYSIS
As part of the 2021 compensation process, the Compensation Committee, in conjunction with FPC, considered the matter of risks to stockholders and to the achievement of performance objectives that may be inherent in the compensation programs. After reviewing and discussing the foregoing, it was concluded that the Company’s compensation programs are designed with an appropriate risk-reward balance in relation to the Company’s business strategy and that none of the compensation programs encourage any executive or employee to take on excessive or unnecessary risks that are reasonably likely to have a material adverse effect on the Company. The following elements of our executive compensation plans and practices were considered in evaluating whether such plans and practices encourage our executives to take unnecessary risks:
•
We evaluate performance based on a variety of business objectives, including, but not limited to, execution of capital markets strategy, expansion of asset base, sourcing and completion of accretive acquisitions, strength of balance sheet, earnings, and occupancy and leasing performance, that we believe correlate to the long-term, sustainable creation of stockholder value;

•
The most material component of equity-based executive compensation is in the form of “full-value awards,” such as Performance Units, which, as compared to stock options or other market-based equity compensation vehicles, retains some degree of value even in periods of depressed markets and thus provides executives with a baseline of value that lessens the likelihood that executives will undertake any unnecessary risks to get or keep options (or other similar vehicle) “in-the-money”;

•
In 2021, the Compensation Committee retained ultimate discretion in setting compensation and did not rely on pre-determined formulas, therefore our executives were not encouraged to take unreasonable risks to meet certain hurdles to avoid not achieving the required formulaic metric; and

•
As the most material portion of each executive’s compensation to date has been in the form of stock, our executives have significant holdings of equity in the Company, which aligns an appropriate portion of their personal wealth with our long-term performance. None of the shares of our stock or the common units of our operating partnership owned by our directors and executive officers are pledged as collateral for a loan.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
COMPENSATION COMMITTEE MATTERS
COMPENSATION COMMITTEE REPORT
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION COMMITTEE
Richard B. Fried
Robert L. Harris II
Barry A. Porter
March 15, 2022
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2021, the members of the Compensation Committee were Richard B. Fried, Robert L. Harris II and Barry A. Porter. None of Messrs. Fried, Harris or Porter has ever been an officer or employee of our Company or any of our subsidiaries. During 2021, none of our executive officers served on the compensation committee (or equivalent), or the Board of Directors, of another entity whose executive officer(s) served on the Compensation Committee or Board.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units are exchangeable for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of common stock as opposed to common units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 22, 2022 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of March 22, 2022, 144,559,168 shares of our common stock were issued and outstanding.
Unless otherwise indicated, the address of each named person is c/o Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND COMMON UNITS BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING COMMON STOCK(1)	PERCENTAGE OF OUTSTANDING COMMON STOCK AND COMMON UNITS(2)
The Vanguard Group(3)	22,023,045	15.23%	15.04%
BlackRock, Inc.(4)	18,406,536	12.73%	12.57%
Norges Bank (Central Bank of Norway)(5)	9,156,926	6.33%	6.25%
Victor J. Coleman	1,926,193	1.33%	1.32%
Mark T. Lammas	529,772	*	*
Jonathan M. Glaser	337,775	*	*
Arthur X. Suazo	214,212	*	*
Harout Diramerian	131,897	*	*
Steven Jaffe	124,156	*	*
Theodore R. Antenucci	69,053	*	*
Mark D. Linehan	52,780	*	*
Robert L. Harris II	36,553	*	*
Andrea Wong	17,899	*	*
Richard B. Fried	14,496	*	*
Christy Haubegger	10,626	*	*
Karen Brodkin	4,705	*	*
Ebs Burnough	589	*	*
All directors and executive officers as a group (33 persons)	4,474,939	3.10%	3.06%

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
*
Represents less than 1.0%.

(1)
Based on 144,559,168 shares of common stock outstanding as of March 22, 2022. In addition, amounts for each person assume that all common units held by the person are exchanged for shares of our common stock, and amounts for all directors and executive officers as a group assume all common units held by them are exchanged for shares of our common stock, in each case, regardless of when such common units are exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.

(2)
Based on 144,559,168 shares of common stock outstanding as of March 22, 2022 and 1,846,264 common units held by limited partners outstanding as of March 22, 2022, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock. Does not include shares of common stock that may be issued upon exchange of series A preferred units of limited partnership interest in our operating partnership or upon exchange of common units into which such series A preferred units may be converted.

(3)
Based solely on Schedule 13G/A filed by The Vanguard Group, Inc., a Pennsylvania corporation, filed with the SEC on February 10, 2022. Of the 22,023,045 shares reported beneficially owned, The Vanguard Group, Inc. reports sole dispositive power as to 21,670,910 shares, shared dispositive power as to 352,135 shares, sole voting power over 0 shares and shared voting power over 216,307 shares. The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on Schedule 13G/A filed by BlackRock, Inc., a Delaware corporation, filed with the SEC on January 27, 2022. Of the 18,406,536 shares reported beneficially owned, either directly or through its affiliates, BlackRock, Inc. reports sole dispositive power as to 18,406,536 shares, shared dispositive power as to 0 shares, sole voting power over 16,985,971 shares and shared voting power over 0 shares. The principal address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based solely on Schedule 13G/A filed by Norges Bank (Central Bank of Norway), filed with the SEC on February 8, 2022. Of the 9,156,926 shares reported beneficially owned, Norges Bank (Central Bank of Norway) reports sole dispositive power as to 9,156,926 shares, shared dispositive power as to 0 shares, sole voting power over 9,156,926 shares and shared voting power over 0 shares. The principal address for the Norges Bank (Central Bank of Norway) is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Proxy Statement captioned “Executive Compensation”.

EMPLOYMENT OF CHASE COLEMAN
The son of Victor J. Coleman (our CEO and Chairman of the Board) is employed by the Company in our acquisitions department. His aggregate compensation (including salary and bonus) for the year ended December 31, 2021 of approximately $150,000 was comparable with other Company employees in similar positions.
EMPLOYMENT OF JACK HARRIS
The son of Robert L. Harris II (our Lead Independent Director) is employed by the Company in our acquisitions department. His aggregate compensation (including salary and bonus) for the year ended December 31, 2021 of approximately $210,000 was comparable with other Company employees in similar positions.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We have operated under our Standards of Business Conduct policy since our IPO in June 2010. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.
Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:
•
our directors, nominees for director or executive officers;

•
any beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
OTHER INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
Under the rules of the SEC and Maryland law, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at Hudson Pacific Properties, Inc., Attention: Investor Relations, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, (b) telephone at (310) 622-1702, or (c) e-mail at IR@hudsonppi.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
STOCKHOLDER PROPOSALS
2022 ANNUAL MEETING PROPOSALS
Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws or by Rule 14a-8 under the Exchange Act and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2023 ANNUAL MEETING PROPOSALS
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel at the address set forth on the Notice of this Proxy Statement no later than December 2, 2022. Any proposal should be addressed to our General Counsel and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election to our Board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice, as well as the information and other materials required by our Bylaws, at our principal executive offices no later than 5:00 p.m. Eastern time on December 2, 2022 and no earlier than November 2, 2022 for matters to be presented at the 2023 annual meeting of our stockholders. However, in the event that the 2023 annual meeting is held before April 19, 2023 or after June 18, 2023, for notice by the stockholder,

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
and the accompanying information and other materials, to be timely it must be received no more than 150 days prior to the first anniversary of the 2022 annual meeting and not less than the later of the close of business on the later of (a) the 120th day prior to the first anniversary of the 2022 annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting was first made by the Company.
In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.
Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board of Directors,
Kay L. Tidwell
Executive Vice President, General
Counsel, Chief Risk Officer and Secretary
Los Angeles, California
April 1, 2022
INCORPORATION BY REFERENCE
The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any information included on our Website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.
OTHER MATTERS
We are not aware of any other matters that may properly be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or at any adjournment or postponement thereof the proxy holders will vote on such matters in their discretion.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
The Annual Meeting will be held at 9:00 a.m. (PDT) on Thursday, May 19, 2022 at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025. We have made the materials related to the Annual Meeting available to you on the Internet, or upon your request, we have delivered printed copies of these materials to you by mail. These materials were first made available or sent to you on April 1, 2022.
What is the purpose of the Annual Meeting of Stockholders?
At the Annual Meeting, stockholders will consider and vote upon the matters described in the Notice of Annual Meeting and this Proxy Statement—the election of directors, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the advisory approval of the Company’s executive compensation. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.
Who can attend the Annual Meeting?
All of our common stockholders of record as of the close of business on March 22, 2022, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 22, 2022, to gain admittance to the Annual Meeting. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting.
What am I voting on?
At the Annual Meeting, you may consider and vote on:
(1)
the election of 10 directors (each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies);

(2)
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

(3)
the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2021, as more fully described in this Proxy Statement; and

(4)
any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?
The Board recommends a vote:
(1)
FOR the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)
FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (see Proposal No. 2); and

(3)
FOR the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2021 (see Proposal No. 3).

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
If you properly execute and return your proxy card but do not give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board on each of the matters listed above.
Who may vote?
You may vote if you were the record owner of shares of our common stock at the close of business on March 22, 2022, which is the record date for the Annual Meeting, or you are the duly authorized proxy of a record owner of shares of our common stock as of the record date. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting or any adjournment or postponement thereof for each share of common stock you owned of record as of the record date. As of the close of business on March 22, 2022, we had 144,559,168 shares of common stock outstanding.
Who counts the votes?
A representative of Computershare, Inc. will tabulate the votes, and our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, will act as the inspector of the election.
Is my vote confidential?
Yes, your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2022). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.
What is quorum for the Annual Meeting?
Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.
If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 22, 2022, without notice other than announcement at the meeting. We may also postpone, to a date not later than 90 days after the original record date, or cancel the Annual Meeting, by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.
What vote is required to approve an item of business at the Annual Meeting?
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 3), the affirmative vote of a majority of the votes cast on the proposal is required.
If you are a stockholder of record as of the record date for the Annual Meeting and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you properly execute and return your proxy card, the persons named as proxy holders will vote in their discretion on any other matter properly brought before the Annual Meeting. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
proxy but indicates that the nominee is not voting with respect to a non-routine matter because the nominee lacks discretionary authority to vote the shares and the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly executed proxy indicating a broker non-vote will be counted as present for purposes of determining whether a quorum is present.
If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:
•
With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•
With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares if no instructions are received from you.

•
With respect to Proposal No. 3 (Advisory Approval of Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•
An abstention is not a vote cast with respect to Proposal Nos. 1, 2 and 3, and if you instruct your proxy or broker to “abstain,” it will have no effect on the vote on any such proposal. If you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

How do I vote?
If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.
If your common stock is held in your name, there are three ways for you to authorize a proxy:
•
If you received a paper copy of the proxy materials by mail, sign and mail the proxy card in the enclosed return envelope;

•
Call 1-800-652-VOTE (8683); or

•
Log on to the Internet at www.investorvote.com/HPP and follow the instructions at that site. The Website address for authorizing a proxy by Internet is also provided on your notice at the Annual Meeting.

Telephone and Internet proxy authorizations will close at 11:00 p.m. (Pacific Daylight Time) on May 18, 2021. If you properly authorize a proxy, unless you indicate otherwise, the persons named as your proxies will vote your common stock: FOR the election of each of the nominees for election as directors named in this Proxy Statement; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; and FOR the advisory approval of the Company’s executive compensation.
If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I revoke my proxy?
Yes, if your common stock is held in your name, you can revoke your proxy by:
•
Filing written notice of revocation before or at our Annual Meeting with our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, at Hudson Pacific Properties, Inc. 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025;

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
•
Delivering a proxy bearing a later date before or at our Annual Meeting; or

•
Authorizing a proxy online or by telephone after your prior proxy.

Attendance at the Annual Meeting will not, by itself, revoke a properly authorized proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the instructions provided by the record holder of your common stock regarding how to revoke your voting instructions.
What happens if additional matters are presented at the Annual Meeting?
Other than the three proposals described in this Proxy Statement, we are not aware of any business that may properly be introduced at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.
Who pays for this proxy solicitation?
We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can I find corporate governance materials?
Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are published on the Corporate Governance page of the Investors section on our Website at www.HudsonPacificProperties.com. (We are not including the other information contained on, or available through, our Website as a part of, or incorporating such information by reference into, this Proxy Statement.)

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.
FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The following table presents our FFO for the years ended December 31, 2021 and 2020 and a reconciliation of net income to FFO, excluding specified items (in thousands, except per share amounts):
	YEAR ENDED DECEMBER 31,
	2021	2020
Net income	$29,012	$16,430
Adjustments:
Depreciation and amortization—Consolidated	343,614	299,682
Depreciation and amortization—Non-real estate assets	(7,719)	(2,286)
Depreciation and amortization—Company’s Share from unconsolidated real estate entities	6,020	5,605
Impairment loss	2,762	—
Unrealized (gain) loss on non-real estate investments	(16,571)	2,463
Tax impact of unrealized gain on non-real estate investment	3,849	—
FFO attributable to non-controlling interests	(64,388)	(37,644)
FFO attributable to preferred units	(2,893)	(612)
FFO to common stockholders and unitholders	293,686	283,638
Specified items impacting FFO:
Transaction-related expenses	8,911	440
One-time tax reassessment management cost	—	5,500
One-time straight-line rent reserve	—	2,620
One-time prior period net property tax adjustment	(581)	(937)
One-time debt extinguishment cost-Company’s share	3,187	2,654
FFO (excluding specified items) to common stockholders and unitholders	$305,203	$293,915
Weighted average common stock/units outstanding—diluted	153,332	154,084
FFO per common stock/unit—diluted	$1.92	$1.84
FFO (excluding specified items) per common stock/unit—diluted	$1.99	$1.91
NET OPERATING INCOME
We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/ losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The following table reconciles net income to NOI and same-store office cash NOI (in thousands):
	YEAR ENDED DECEMBER 31,
	2021	2020
Net income	$29,012	$16,430
Adjustments:
Income from unconsolidated real estate entities	(1,822)	(736)
Fee income	(3,221)	(2,815)
Interest expense	121,939	113,823
Interest income	(3,794)	(4,089)
Management services reimbursement income-Unconsolidated joint ventures	(1,132)	—
Management services expense-unconsolidated joint ventures	1,132	—
Transaction-related expenses	8,911	440
Unrealized (gain) loss on non-real estate investments	(16,571)	2,463
Loss on extinguishment of debt	6,259	2,654
Impairment loss	2,762	—
Other expense (income)	2,553	(548)
General and administrative	71,346	77,882
Depreciation and amortization	343,614	299,682
NET OPERATING INCOME	$560,988	$505,186
Non-same-store net operating income	(100,145)	(51,030)
Same-store net operating income	$460,843	$454,156
Cash-basis adjustment	(13,707)	(29,582)
SAME-STORE CASH NET OPERATING INCOME	$447,136	$424,574
Same-store studio cash net operating income	(34,077)	(30,629)
SAME-STORE OFFICE CASH NET OPERATING INCOME	$413,059	$393,945
ADJUSTED EBITDARE AND CONSOLIDATED NET DEBT
Adjusted EBITDAre represents net income before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from our unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Consolidated debt is equal to the sum of (i) unsecured and secured debt and (ii) series A preferred units. Consolidated net debt is equal to consolidated debt, less cash and cash equivalents.

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
The following table reconciles net (loss) income to Adjusted EBITDAre and presents our Adjusted EBITDAre (Annualized)/consolidated net debt ratio (amounts in thousands, except annualization factor and Adjusted EBITDAre (Annualized)/consolidated net debt ratio):
	THREE MONTHS ENDED
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Net income (loss)	$16,753	$(6,182)	$7,030	$11,411	$(3,168)
Interest expense—Consolidated	30,139	30,825	30,689	30,286	29,638
Interest income—Consolidated	(926)	(934)	(937)	(997)	(960)
Depreciation and amortization—Consolidated	88,107	88,568	84,178	82,761	77,351
EBITDA	134,073	112,277	120,960	123,461	102,861
Unconsolidated real estate entities depreciation and amortization	1,497	1,462	1,550	1,511	1,424
Unconsolidated real estate entities interest expense	165	613	640	604	605
EBITDAre	135,735	114,352	123,150	125,576	104,890
Transaction-related expenses	1,547	6,300	1,064	—	—
Unrealized (gain) loss on non-real estate investments	(4,951)	(827)	(5,018)	(5,775)	128
Loss on debt extinguishment	10	6,249	—	—	—
Impairment loss	—	2,762	—	—	—
Other expense (income)	1,006	(82)	1,177	452	1,058
Straight-line rent receivables, net	(5,957)	(2,157)	(5,657)	(6,765)	1,191
Amortization of lease incentive costs	458	476	475	475	477
Non-cash amortization of above-market and below-market leases, net	(3,134)	(3,023)	(2,739)	(2,519)	(2,178)
Non-cash amortization of above-market and below-market ground leases, net	603	588	588	588	588
Non-cash compensation expense	5,445	5,840	6,340	3,538	8,314
Adjusted EBITDAre	130,762	130,478	119,380	115,570	114,468
One-time prior period net property tax adjustment	—	(1,433)	369	1,050	(613)
Adjusted EBITDAre (excluding specified items)	130,762	129,045	119,749	116,620	113,855
Studio cash NOI	(7,956)	(13,121)	(7,354)	(9,579)	(7,441)
Office property Adjusted EBITDAre	122,806	115,924	112,395	107,041	106,414
x Annualization factor	4	4	4	4	4
Annualized office property Adjusted EBITDAre	491,224	463,696	449,580	428,164	425,656
Trailing 12-mo studio cash NOI	37,045	36,530	31,161	29,124	28,447
Cash Adjusted EBITDAre for selected ratios	$528,269	$500,226	$480,741	$457,288	$454,103
Less: Partners’ share of cash Adjusted EBITDAre	(94,881)	(89,790)	(84,721)	(76,658)	(60,969)
Company’s Share of cash Adjusted EBITDAre	$433,388	$410,436	$396,020	$380,630	$393,134
Total Consolidated Unsecured and Secured Debt	3,764,874	3,943,973	3,518,813	3,485,093	3,432,276
Less: Consolidated cash and cash equivalents	(96,555)	(110,500)	(110,978)	(134,278)	(113,686)
Consolidated Debt, Net	$3,668,319	$3,833,473	$3,407,835	$3,350,815	$3,318,590

HUDSON PACIFIC PROPERTIES INC. Proxy Statement | 2022
	THREE MONTHS ENDED
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Less: Partners share of debt, net	(665,027)	(658,313)	(554,012)	(533,687)	(545,683)
Company’s Share of Debt, Net (excluding Series A preferred units)	$3,003,292	$3,175,160	$2,853,823	$2,817,128	$2,772,907
Cash Adjusted EBITDAre for selected ratios / Consolidated Debt, Net	6.9x	7.7x	7.1x	7.3x	7.3x
Cash Adjusted EBITDAre for selected ratios / Company’s Share of Debt, Net	6.9x	7.7x	7.2x	7.4x	7.1x

HudsonPacificProperties.com

2022 ANNUAL MEETING OF STOCKHOLDERS OF
HUDSON PACIFIC PROPERTIES, INC.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to Be Held on Thursday, May 19, 2022 at 9:00 a.m., Pacific Daylight Time
at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025
The Notice of Annual Meeting, Proxy Statement, 2021 Annual Report and other SEC filings are available at www.edocumentview.com/HPP.
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

HUDSON PACIFIC PROPERTIES

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Your vote matters – here's how to vote!

Proxy for the 2022 Annual Meeting of Stockholders

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1. Election of Directors:

Nominee	For	Against	Abstain
01 - Victor J. Coleman	☐	☐	☐
02 - Theodore R. Antenucci	☐	☐	☐
03 - Karen Brodkin	☐	☐	☐
04 - Ebs Burnough	☐	☐	☐
05 - Richard B. Fried	☐	☐	☐
06 - Jonathan M. Glaser	☐	☐	☐
07 - Robert L. Harris	☐	☐	☐
08 - Christy Haubegger	☐	☐	☐
09 - Mark D. Linehan	☐	☐	☐
10 - Andrea Wong	☐	☐	☐

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Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HPP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HPP Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proxy for the 2022 Annual Meeting of Stockholders IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.The Board of Directors recommends you vote “FOR” the election of each of the director nominees named below: A Election of Directors: Victor J. Coleman Ebs Burnough Robert L. Harris Andrea Wong Theodore R. Antenucci Richard B. Fried Christy Haubegger Karen Brodkin Jonathan M. Glaser Mark D. Linehan The Board of Directors recommends you vote “FOR” Proposal Nos. 2 and 3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2021, as more fully disclosed in the accompanying Proxy Statement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. Thursday, May 19, 2022, 9:00 a.m., local time 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 Upon arrival, please present this admission ticket and photo identification at the registration desk.T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T Proxy for the 2022 Annual Meeting of Stockholders of Hudson Pacific Propertie.s, Inc THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON PACIFIC PROPERTIES, INC. The stockholder (the “Stockholder”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), executing the reverse of this Proxy hereby appoints Victor J. Coleman and Mark T. Lammas, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025, on Thursday, May 19, 2022 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting with all powers possessed by the Stockholder if personally present at the meeting. The Stockholder hereby acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” each of the nominees for director listed on the reverse of this Proxy and “FOR” proposals two and three. The votes entitled to be cast by the Stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof or, if any of such listed nominees declines or is unable to serve, “FOR” the election of any other nominee designated by the Company’s Board of Directors. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2022: Hudson Pacific Properties, Inc.’s Proxy Statement and 2021 Annual Report are available at http://www.edocumentview.com/HPP Non-Voting Items Change of Address—Please print new address below. Comments—Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting